THIRD AMENDED AND RESTATED



                                    AGREEMENT


                                       OF


                               LIMITED PARTNERSHIP


                                       OF


                            FERRELLGAS PARTNERS, L.P.


                                TABLE OF CONTENTS

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

Section  1.1   Formation and Continuation......................................2
Section  1.2   Name............................................................2
Section  1.3   Registered Office; Principal Office.............................3
Section  1.4   Power of Attorney...............................................3
Section  1.5   Term............................................................4
Section  1.6   Possible Restrictions on Transfer...............................4

                                   ARTICLE II
                                   DEFINITIONS.................................5

                                   ARTICLE III
                                     PURPOSE
Section  3.1   Purpose and Business...........................................26
Section  3.2   Powers.........................................................27

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS
Section 4.1 Initial Contributions.............................................27
Section 4.2 Contributions by the General Partner and the Initial Limited
            Partners; Contributions on the WNGL Closing Date and issuance of General Partner Units..........................................27
Section 4.3 Issuances of Additional Units and Other Securities................28
Section 4.4 Limited Preemptive Rights.........................................30
Section 4.5 Capital Accounts..................................................30
Section 4.6 Interest..........................................................33
Section 4.7 No Withdrawal.....................................................33
Section 4.8 Loans from Partners...............................................33
Section 4.9 No Fractional Units...............................................33
Section 4.10 Splits and Combinations..........................................33

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS
Section 5.1 Allocations for Capital Account Purposes..........................34
Section 5.2 Allocations for Tax Purposes......................................42
Section 5.3 Requirement and Characterization of Distributions.................44
Section 5.4 Distributions of Cash from Operations and Additional Senior Units.44
Section 5.5 Distributions of Cash from Interim Capital Transactions...........48
Section 5.6 Adjustment of Senior Unit Liquidation Preference, Senior Unit
            Distribution, Minimum Quarterly Distribution and Target Distribution
            Levels............................................................49



                                        i




Section 5.7 Special Provisions Relating to the Senior Units...................50
Section 5.8 Special Provisions Relating to the Special Limited Partners.......52
Section 5.9 Special Provision Relating to FCI Common Units....................53

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS
Section 6.1 Management........................................................53
Section 6.2 Certificate of Limited Partnership................................55
Section 6.3 Restrictions on General Partner's Authority.......................55
Section 6.4 Reimbursement of the General Partner..............................56
Section 6.5 Outside Activities................................................57
Section 6.6 Loans to and from the General Partner; Contracts with Affiliates..58
Section 6.7 Indemnification...................................................59
Section 6.8 Liability of Indemnitees..........................................61
Section 6.9 Resolution of Conflicts of Interest...............................61
Section 6.10 Other Matters Concerning the General Partner.....................63
Section 6.11 Title to Partnership Assets......................................63
Section 6.12 Purchase or Sale of Units........................................64
Section 6.13 Registration Rights of Ferrellgas and its Affiliates.............64
Section 6.14 Reliance by Third Parties........................................66

                                   ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 7.1 Limitation of Liability...........................................67
Section 7.2 Management of Business............................................67
Section 7.3 Outside Activities................................................67
Section 7.4 Return of Capital.................................................67
Section 7.5 Rights of Limited Partners Relating to the Partnership............67

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1 Records and Accounting............................................68
Section 8.2 Fiscal Year.......................................................69
Section 8.3 Reports...........................................................69

                                   ARTICLE IX
                                   TAX MATTERS
Section 9.1 Preparation of Tax Returns........................................69
Section 9.2 Tax Elections.....................................................69
Section 9.3 Tax Controversies.................................................70
Section 9.4 Organizational Expenses...........................................70
Section 9.5 Withholding.......................................................70
Section 9.6 Entity-Level Taxation.............................................70
Section 9.7 Entity-Level Arrearage Collections................................70
Section 9.8 Opinions of Counsel...............................................71




                                       ii

                                    ARTICLE X
                                  CERTIFICATES
Section 10.1 Certificates.....................................................71
Section 10.2 Registration, Registration of Transfer and Exchange..............72
Section 10.3 Mutilated, Destroyed, Lost or Stolen Certificates................72
Section 10.4 Record Holder....................................................73

                                   ARTICLE XI
                              TRANSFER OF INTERESTS
Section 11.1 Transfer.........................................................74
Section 11.2 Transfer of the General Partner Interest.........................74
Section 11.3 Transfer of Units (other than General Partner Units).............75
Section 11.4 Restrictions on Transfers........................................75
Section 11.5 Citizenship Certificates; Non-citizen Assignees..................75
Section 11.6 Redemption of Interests..........................................76
Section 11.7 Transfer of IDRs.................................................77

                                   ARTICLE XII
                              ADMISSION OF PARTNERS
Section 12.1 Admission of Initial Limited Partners............................78
Section 12.2 Admission of Substituted Limited Partners........................78
Section 12.3 Admission of Successor General Partner...........................78
Section 12.4 Admission of Additional Limited Partners.........................79
Section 12.5 Amendment of Agreement and Certificate of Limited Partnership....79

                                  ARTICLE XIII
                        WITHDRAWAL OR REMOVAL OF PARTNERS
Section 13.1 Withdrawal of the General Partner................................79
Section 13.2 Removal of the General Partner...................................81
Section 13.3 Interest of Departing Partner and Successor General Partner......81
Section 13.4 Withdrawal of Limited Partners...................................83

                                  ARTICLE XIV
                          DISSOLUTION AND LIQUIDATION
Section 14.1 Dissolution......................................................83
Section 14.2 Continuation of the Business of the Partnership after Dissolution83
Section 14.3 Liquidation......................................................84
Section 14.4 Distributions in Kind............................................85
Section 14.5 Cancellation of Certificate of Limited Partnership...............85
Section 14.6 Reasonable Time for Winding Up...................................86
Section 14.7 Return of Capital Contributions..................................86
Section 14.8 Capital Account Restoration......................................86
Section 14.9 Waiver of Partition..............................................86




                                       iii




                                   ARTICLE XV
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE
Section 15.1 Amendment to be Adopted Solely by General Partner................86
Section 15.2 Amendment Procedures.............................................88
Section 15.3 Amendment Requirements...........................................88
Section 15.4 Meetings.........................................................89
Section 15.5 Notice of a Meeting..............................................89
Section 15.6 Record Date......................................................89
Section 15.7 Adjournment......................................................89
Section 15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.......89
Section 15.9 Quorum...........................................................90
Section 15.10 Conduct of Meeting..............................................90
Section 15.11 Action Without a Meeting........................................91
Section 15.12 Voting and Other Rights.........................................91
Section 15.13 Voting Rights of Senior Units...................................92
Section 15.14 Amendment of Arrearage Requirements.............................92

                                   ARTICLE XVI
                                     MERGER
Section 16.1 Authority........................................................92
Section 16.2 Procedure for Merger or Consolidation............................93
Section 16.3 Approval by Holders of Common Units of Merger or Consolidation...94
Section 16.4 Certificate of Merger............................................94
Section 16.5 Effect of Merger.................................................95

                                  ARTICLE XVII
                             RIGHT TO ACQUIRE UNITS
Section 17.1 Right to Acquire Units...........................................95
Section 17.2 Right to Acquire Senior Units....................................96

                                 ARTICLE XVIII
                               GENERAL PROVISIONS
Section 18.1 Addresses and Notices............................................97
Section 18.2 References.......................................................98
Section 18.3 Pronouns and Plurals.............................................98
Section 18.4 Further Action...................................................98
Section 18.5 Binding Effect...................................................98
Section 18.6 Integration......................................................98
Section 18.7 Creditors........................................................98
Section 18.8 Waiver...........................................................98
Section 18.9 Counterparts.....................................................98
Section 18.10 Applicable Law..................................................99
Section 18.11 Invalidity of Provisions .......................................99


EXHIBIT A - Certificate Evidencing Common Units
EXHIBIT B - Certificate Evidencing Senior Unitss



                                       iv

                           THIRD AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF

                            FERRELLGAS PARTNERS, L.P.

     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FERRELLGAS PARTNERS, L.P., dated as of April 6, 2001, is entered into by and among Ferrellgas, Inc., a Delaware corporation, as the General Partner, the Persons who are Limited Partners in the Partnership as of the date hereof and those Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
                                    RECITALS:

     WHEREAS, the General Partner and the organizational Limited Partner organized the Partnership as a Delaware limited partnership pursuant to an Agreement of Limited Partnership dated as of July 5, 1994 (the "Original Agreement");

     WHEREAS, the Partnership, the Operating Partnership and Williams Natural Gas Liquids, Inc., a Delaware corporation, entered into a Purchase Agreement dated November 7, 1999, relating to the sale of Thermogas, L.L.C. to the Partnership in consideration, in part, for the issuance of Senior Units, as defined below;

     WHEREAS, to effect the transactions contemplated by the WNGL Purchase Agreement and other matters, the Original Agreement was amended and restated (the "Amended and Restated Agreement");

     WHEREAS, on May 14, 2000, the General Partner made certain amendments to the Amended and Restated Agreement with the consent of the holder of all of the Senior Units, as allowed by the Amended and Restated Agreement;

     WHEREAS, on June 5, 2000, the holders of Common Units approved a proposal at a special meeting of such holders to amend the definition of "Outstanding" under the Amended and Restated Agreement; and

     WHEREAS, on June 5, 2000, the General Partner amended and restated the Amended and Restated Agreement (the "Second Amended and Restated Agreement") to convert the General Partner's percentage interest in the partnership into General Partner Units (as defined below) and make related amendments, which amendment and restatement was made pursuant to Section 15.1 of the Amended and Restated Agreement that provides that the General Partner may amend the Amended and Restated Agreement without the consent of any Limited Partner to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect;

     NOW, THEREFORE, the Second Amended and Restated Agreement is hereby amended to reflect (a) certain amendments to the Second Amended and Restated Agreement made with the consent in writing of the holder of all of the Senior Units, as allowed by the Second Amended and

     Restated Agreement, (b) certain amendments made pursuant to Section 15.1 of the Second Amended and Restated Agreement that provides that the General Partner may amend the Second Amended and Restated Agreement without the consent of any Limited Partner to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect, and (c) the addition of Sections 5.4 (a), (b) and (c) proposed by the General Partner to allow the Common Units held by FCI, as defined below, to defer specified payments of Available Cash, as defined below, which amendments were consented to in writing by the Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote thereon were present and voted in accordance with Section 15.11 of the Second Amended and Restated Agreement, and, which addition of Sections 5.4(a), (b) and
(c) shall be effective as of the end of the Information Statement Period, as defined below, and, as so amended, is restated in its entirety as follows:

                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

     Section 1.1 Formation and Continuation.
                 --------------------------

     (a) The General Partner and the organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner hereby amends and restates the Second Amended and Restated Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

     (b) In connection with the formation of the Partnership, Ferrellgas was admitted as a general partner of the Partnership, and the organizational Limited Partner was admitted as a limited partner of the Partnership. As of the Initial Closing Date, the interest in the Partnership of the organizational Limited Partner was terminated and the organizational Limited Partner withdrew as a limited partner of the Partnership.

     Section 1.2 Name. The name of the Partnership is "Ferrellgas Partners, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners. 24403075.11 31501 1113C 00649490

     Section 1.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at, and the address of the General Partner shall be, One Liberty Plaza, Liberty, Missouri 64068, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

     Section 1.4 Power of Attorney.
               -----------------

          (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Partnership Securities issued pursuant to
     Section 4.2; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
     Article XVI; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by
     Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     Section 1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on July 31, 2084, or until the earlier dissolution of the Partnership in accordance with the provisions of Article XIV.

     Section 1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership as an association taxable as a corporation or would otherwise result in the Partnership's being taxed as an entity for federal income tax purposes, then, the General Partner may impose such restrictions on the transfer of Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making such amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least two-thirds of the Outstanding Units of such class (excluding the vote in respect of Units held by the General Partner and its Affiliates).

                                   ARTICLE II

                                   DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Acquisition" means any transaction in which the Partnership or the Operating Partnership acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership and the Operating Partnership, taken as a whole, from the operating capacity of the Partnership and the Operating Partnership, taken as a whole, existing immediately prior to such transaction.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

               "Additional Senior Units" has the meaning assigned to such term in Section 5.4.

                  "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation
         Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a Common Unit, a General Partner Unit, a Senior Unit, an IDR or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, General Partner Unit, Senior Unit or IDR or other interest in the Partnership were the only interest in the Partnership held by a Partner.

                  "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.5(d)(i) or 4.5(d)(ii).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

                  "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

                  "Amended and Restated Agreement" has the meaning assigned to such term in the recitals hereto.

                  "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P., as it may be amended, supplemented or restated from time to time.

                  "Amended and Restated Agreement" has the meaning assigned to such term in the recitals hereto.

                  "Arrearage" means as to each Quarter within the Arrearage Period, the excess, if any, of (a) the sum of all Available Cash distributed pursuant to Sections 5.4(a)(ii) through 5.4(a)(vi) or 5.4(b)(ii), as applicable, over (b) the sum of all Available Cash distributed pursuant to Section 5.4(a)(vii) or Section 5.4(b)(iii), as applicable, and categorized by Unit or Special Limited Partner for each Quarter according to the amount of the excess accrued for that Unit or Special Limited Partner pursuant to each clause of Section 5.4(a) or
         Section 5.4(b), as applicable. Upon payment of any amount of the Arrearage pursuant to Section 5.4(b)(iv) or Section 5.4(c)(iii), that amount shall no longer be considered an Arrearage.

                  "Arrearage Period" means the period commencing at the end of the Information Statement Period, and ending on the earlier of (a) December 31, 2005, (b) a Change of Control, (c) the occurrence of an event that causes the dissolution of the Partnership in accordance with
         Section 14.1, or (d) the date on which FCI no longer beneficially owns any FCI Common Units.

                  "Assignee" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

                  "Associate" means, when used to indicate a relationship with any Person, (i) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest of such corporation or organization; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and
         (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

                  "Audit Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are neither officers nor employees of the General Partner or any of its Affiliates.

                  "Available Cash" means, with respect to any Quarter and without duplication:

                  (a)      the sum of:

                           (i) all cash receipts of the Partnership  during such
                  Quarter from all sources (including, without limitation, distributions of cash received from the Operating Partnership and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions), plus, in the case of the Quarter ending October 31, 1994, the cash balance of the Partnership as of the close of business on the Initial Closing Date; and

                           (ii) any reduction  with respect to such Quarter in a
                  cash reserve previously established pursuant to clause (b)(ii) below (either by reversal or utilization) from the level of such reserve at the end of the prior Quarter;

                  (b)      less the sum of:

                           (i) all cash  disbursements of the Partnership during
                  such Quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Partnership Interests, capital expenditures, contributions, if any, to the Operating Partnership and cash distributions to Partners (but only to the extent that such cash distributions to Partners exceed Available Cash for the immediately preceding Quarter); and

                           (ii) any cash  reserves  established  with respect to
                  such Quarter, and any increase with respect to such Quarter in a cash reserve previously established pursuant to this clause
                  (b)(ii) from the level of such reserve at the end of the prior Quarter, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (A) to provide for the proper conduct of the business of the Partnership or the Operating Partnership (including, without limitation, reserves for future capital expenditures), (B) to provide funds for distributions with respect to Units in respect of any one or more of the next four Quarters provided, however, that for so long as any Senior Units are Outstanding, the General Partner may not establish cash reserves for distributions pursuant to

                  Sections  5.4(a)(ii)  through  (a)(vii),   5.4(b)(ii)  through
                  (b)(iv), 5.4(c)(ii), 5.4(c)(iii) or 5.4(d)(ii) through (d)(vi)
                  unless the General Partner has determined that in its judgment the establishment of such reserves will not prevent the Partnership from making distributions pursuant to Sections 5.4(a)(i), 5.4(b)(i), 5.4(c)(i) or 5.4(d)(i), as applicable, with respect to the four Quarters next following the date on which such cash reserves are to be so established or (C) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or the Operating Partnership is a party or by which any of them is bound or its assets are subject; provided, however, that for purposes of determining Available Cash for the Quarter ending October 31, 1994, such Quarter shall be deemed to have commenced on the Initial Closing Date.

         Notwithstanding the foregoing, "Available Cash" with respect to any Quarter shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the Liquidation Date. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the Partners other than the Limited Partners holding Senior Units. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners. Notwithstanding the foregoing, the payment of taxes by the Partnership on behalf of Limited Partners holding Senior Units will not satisfy the obligation of the Partnership to pay the Senior Unit Distribution.

                  "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                  "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Missouri shall not be regarded as a Business Day.

                  "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.5.

                  "Capital Additions and Improvements" means (a) additions or improvements to the capital assets owned by the Partnership or the Operating Partnership or (b) the acquisition of existing or the construction of new capital assets (including, without limitation, retail distribution outlets, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership and the Operating Partnership, taken as a whole, from the operating capacity of the Partnership and the Operating Partnership, taken as a whole, existing immediately prior to such addition, improvement, acquisition or construction.

                  "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to the Contribution Agreement or Sections 4.1, 4.2, 4.3, 13.3(c) or 14.8.

                  "Capital Interests" means, with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, and with respect to any partnership, any and all partnership interests (whether general or limited) and any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.5(d)(i) and 4.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

                  "Cash from Interim Capital Transactions" means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.

                  "Cash from Operations" means, at the close of any Quarter but prior to the Liquidation Date, on a cumulative basis and without duplication,

                           (a) the sum of all cash  receipts of the  Partnership
                  and the Operating Partnership during the period since the Initial Closing Date through such date (including, without limitation, the cash balance of the Partnership as of the close of business on the Initial Closing Date, plus an initial balance of $25 million, excluding any cash proceeds from any Interim Capital Transactions (except to the extent specified in Section 5.3) and Termination Capital Transactions),

                           (b)      less the sum of:

                                    (i) all cash operating  expenditures  of the
                           Partnership and the Operating Partnership during such period, including, without limitation, taxes, if any, and amounts owed to the General Partner as reimbursement pursuant to Section 6.4,

                                    (ii) all cash debt  service  payments of the
                           Partnership and the Operating Partnership during such period (other than payments or prepayments of principal and premium (A) required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or (B) made in connection with refinancings or refundings of indebtedness with the proceeds from new indebtedness or from the sale of equity interests, provided, that any payment or prepayment of principal and premium, whether or not then due, shall be deemed, at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Operating Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred),

                                    (iii) all cash capital  expenditures  of the
                           Partnership and the Operating Partnership during such period, including, without limitation, cash capital expenditures made in respect of Maintenance Capital Expenditures, but excluding (A) cash capital expenditures made in respect of Acquisitions and Capital Additions and Improvements and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions,

                                    (iv) any cash reserves of the Partnership or
                           the Operating Partnership outstanding as of such date that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (i) through (iii) of this sentence, and

                                    (v) any cash reserves of the  Partnership or
                           the Operating Partnership outstanding as of such date that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to Units in respect of any one or more of the next four Quarters, all as determined on a consolidated basis and after taking into account the General Partner's interest therein attributable to its general partner interest in the Operating Partnership. Where cash capital expenditures are made in part in respect of Acquisitions or Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Acquisitions or Capital Additions and Improvements and the portion made for other purposes shall be conclusive. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Partnership that reduce Cash from Operations, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash operating expenditures of the Partnership which reduce Cash from Operations, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

                  "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

                  "Ceiling Quarterly Distribution" means the highest distribution per Quarter made for any of the immediately preceding four Quarters per Common Unit (other than an FCI Common Unit) pursuant to
         Section 5.4, or if the Cumulative FCI Common Unit Arrearage is equal to zero (determined after giving effect to the application of Section 5.4 for the current Quarter), then the distribution to be made for the current Quarter per Common Unit as declared by the General Partner; provided, however that in no case may the Ceiling Quarterly Distribution be less than the Minimum Quarterly Distribution.

                  "Certificate" means a certificate (a) substantially in the form of Exhibit A to this Agreement with respect to the Common Units,
         (b) substantially in the form of Exhibit B to this Agreement with respect to the Senior Units, (c) issued in global or book-entry form in accordance with the rules and regulations of the Depository, or (d) in such other form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units or Senior Units, as the case may be, or a certificate, in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

                  "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

                  "Change of Control" means (a) the sale,  lease,  conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the outstanding voting stock (or if such Person is a partnership, 51% or more of the general partner interests), (b) the liquidation or dissolution of the Partnership, the Operating Partnership or the General Partner, (c) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the outstanding voting stock entitled to vote for the election of directors of the General Partner and (d) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Partnership or the Operating Partnership.

                  "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

                  "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal
         National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Combined  Interest" has the meaning  assigned to such term in
          Section 13.3(a).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" shall specifically include all FCI Common Units and, except with respect to certain allocations and distributions to the extent specified in Article V or pursuant to Section 15.14(a), the FCI Common Units shall not be treated as a separate class or series of Units or Partnership Securities from other Common Units under any provision of this Agreement, specifically including, but not limited to, any voting purpose, right or privilege.

                  "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

                  "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Initial Closing Date, between Ferrellgas, the Partnership and the Operating Partnership, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

                  "Cumulative FCI Common Unit Arrearage" means, with respect to all FCI Common Units, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the FCI Common Unit Arrearage as to all FCI Common Units for each of the Quarters within the Arrearage Period including the current Quarter over (b) the sum of any distributions theretofore made pursuant to Sections 5.4(b)(iv) and 5.4(c)(iii) with respect to such FCI Common Units (determined after giving effect to any distributions to be made in the current Quarter).

                  "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of
         Section 5.1(d)(xi).

                  "Current Market Price" as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to such date.

                  "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C.ss. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

                  "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2.

                  "Depositary" means with respect to any Units issued in global or book-entry form, The Depository Trust Company and its successors and permitted assigns.

                  "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

                  "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership or the Operating Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or the Operating Partnership to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

                  "Event of Withdrawal" has the meaning assigned to such term in
         Section 13.1(a).

                  "FCI" means Ferrell Companies, Inc., a Kansas corporation.

                  "FCI Common Unit" means any Common Units beneficially owned by FCI or the last FCI Common Unit owned by another holder specified in
         Section  4.5(c).   Any  FCI  Common  Unit  Outstanding  and  no  longer
         beneficially owned by FCI (other than the last FCI Common Unit specified in Section 4.5(c)) shall have, as a substantive manner in the hands of a subsequent holder like intrinsic economic and federal income tax characteristics in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit then Outstanding.

                  "FCI Common Unit Arrearage" means, with respect to any FCI Common Unit and as to each Quarter within the Arrearage Period, the excess, if any, of (a) the sum of all Available Cash distributed for that Quarter with respect to a Common Unit (other than an

         FCI Common Unit) then Outstanding pursuant to Sections 5.4(a)(ii) through 5.4(a)(vi) or Section 5.4(b)(ii), as applicable, over (b) the sum of all Available Cash distributed for that Quarter with respect to an FCI Common Unit pursuant to Section 5.4(a)(vii) or Section 5.4(b)(iii), as applicable.

                  "FCI ESOT" means the employee stock ownership trust related to the employee stock ownership plan of FCI organized under Section 4975(e)(7) of the Code.

                  "Ferrellgas" means Ferrellgas, Inc., a Delaware corporation and a wholly owned subsidiary of FCI.

                  "First Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)(D).

                  "First Target Distribution" means $0.55 per Unit (or, with respect to the period commencing on the Initial Closing Date and ending on October 31, 1994, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6(b) and (c) and Section 9.6.

                  "General Partner" means Ferrellgas, and its successors as general partner of the Partnership.

                  "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any other Partnership Interests in the Partnership held by it) which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

                  "General Partner Unit" means a Unit representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to the General Partner Units in this Agreement.

                  "Group"  means  a  Person  that  with  or  through  any of its
         Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

                  "Holder" has the meaning assigned to such term in Section 6.13(a).

                  "IDR" means a Partnership Interest issued to Ferrellgas in connection with the transfer of its assets to the Partnership pursuant to Section 4.2, which Partnership Interest shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to IDRs (and no other rights otherwise available to holders of a Partnership Interest).

                  "Incentive Distribution" means any amount of cash distributed to the Special Limited Partners, pursuant to Section 5.4.

                  "Indemnified Persons" has the meaning assigned to such term in
         Section 6.13(c).

                  "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

                  "Information Statement Period" means the period that commences on the mailing of an Information Statement to the holders of the Common Units (other than the FCI Common Units) that informs those holders of FCI's consent to the addition of Sections 5.4(a), (b) and (c), which period ends twenty (20) days after the commencement of the mailing.

                  "Initial Closing Date" means July 5, 1994.

                  "Initial Limited Partners" means Ferrellgas (with respect to the Common Units it owned) and the Underwriters.

                  "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

                  "Initial Unit Price" means (a) with respect to the Common Units, $21.00 or (b) with respect to any other class or series of
         Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

                  "Interim Capital Transactions" means (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Partnership, (b) sales of equity interests (including Common Units sold to the Underwriters pursuant to the exercise of the Overallotment Option) by the Partnership or the Operating Partnership and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

                  "Issue Price" means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charged to the Partnership.

                  "Limited Partner" means, unless the context otherwise requires, (a) each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3, subject to the provisions of Section 5.7, (b) solely for the purposes of Section 1.4 and Articles VI and VII, each Special Limited Partner and (c) solely for purposes of Articles IV, V and VI and Sections 14.3 and 14.4, each Assignee.

                  "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 14.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

                  "Liquidator"   means  the  General  Partner  or  other  Person
         approved pursuant to Section 14.3 who performs the functions described therein.

                  "Maintenance Capital Expenditures" means cash capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of the Partnership and the Operating Partnership, taken as a whole, as such assets existed at the time of such expenditure and shall, therefore, not include cash capital expenditures made in respect of Acquisitions and Capital Additions and Improvements. Where cash capital expenditures are made in part to maintain the operating capacity level referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the portion used to maintain such operating capacity level and the portion used for other purposes shall be conclusive.

                  "Material Event" means the occurrence of any of the following events while any Senior Units are owned by The Williams Companies, Inc. or owned directly or indirectly by James E. Ferrell or any Related
         Party: (a) a Change of Control; (b) the Partnership or the Operating Partnership is treated as an association taxable as a corporation for federal income tax purposes or is otherwise subject to taxation as an entity for federal income tax purposes; (c) the Partnership issues any Partnership Interests for cash prior to December 31, 2005 (other than issuances pursuant to the Ferrellgas, Inc. Unit Option Plan) and the first $40 million of the aggregate proceeds of such issuances are not used to redeem the Senior Units; (d) the Partnership issues any Partnership Interests for cash prior to December 31, 2005, and the aggregate proceeds of such issuances above the amount specified in clause (c) are not used to redeem the Senior Units (other than (i) issuances pursuant to the Ferrellgas, Inc. Unit

         Option Plan and (ii) up to $20 million of the aggregate proceeds of such issuances used to reduce indebtedness or other off-balance sheet credit facilities of the Partnership or the Operating Partnership); or
         (e) the Partnership fails to pay the Senior Unit Distribution in full for any Quarter.

                  "Merger  Agreement"  has the meaning  assigned to such term in
         Section 16.1.

                  "Minimum Quarterly Distribution" means $0.50 per Common Unit per Quarter (or, with respect to the period commencing on the Initial Closing Date and ending on October 31, 1994, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6(b) and (c) and Section 9.6.

                  "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

                  "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

                  "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.5(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.5(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.5(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.5(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Non-citizen Assignee" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

                  "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                  "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation
         Section 1.704-2(b), are attributable to a Nonrecourse Liability.

                  "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

                  "Notice of Election to Purchase" has the meaning assigned to such term in Section 17.1(b).

                  "Operating Partnership" means Ferrellgas, L.P., a Delaware limited partnership.

                  "Operating Partnership Agreement" means the Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

                  "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to Ferrellgas, any Affiliate of Ferrellgas, the Partnership or the General Partner) acceptable to the General Partner.

                  "Original Agreement" has the meaning assigned to such term in the recitals hereto.

                  "Outstanding"  means,  with  respect  to the  Units  or  other
         Partnership Securities, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided that, if at any time any Person or Group (other than
         Ferrellgas, its Affiliates and except as provided below) owns beneficially 20% or more of all Common Units, such Common Units so owned shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Common Units shall be considered to be Outstanding for purposes of Section 13.1(b)(iv) (such Common Units shall not, however, be treated as a separate class or series of Partnership Securities for purposes of this Agreement). Notwithstanding the above, the Common Units issued upon conversion of the Senior Units, so long as such Common Units are held by WNGL, its successors, directly or indirectly by The Williams Companies, Inc. or directly or indirectly by James E. Ferrell or any Related Party (1) shall at all times be considered Outstanding for purposes of this Agreement and have all rights specified with respect to Common Units in this Agreement and (2) shall be included with any other Common Units in determining whether WNGL, its successors, The Williams Companies, Inc., James E. Ferrell or any Related Party own beneficially 20% or more of all Common Units with respect to those other Common Units that were not converted from Senior Units.

                  "Overallotment Option" means the overallotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

                  "Partners" means the General Partner, the Limited Partners and the Special Limited Partners.

                  "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

                  "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

                  "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

                  "Partnership"  means  Ferrellgas  Partners,  L.P.,  a Delaware
         limited   partnership   established  by  the   Certificate  of  Limited
         Partnership, and any successors thereto.

                  "Partnership Interest" means an interest in the Partnership, which shall include General Partner Units, Senior Units, Common Units, IDRs or other Partnership Securities, or a combination thereof or interest therein, as the case may be.

                  "Partnership  Minimum  Gain" means that amount  determined  in
         accordance   with  the  principles  of  Treasury   Regulation   Section
         1.704-2(d).

                  "Partnership Securities" has the meaning assigned to such term in Section 4.3(a).

                  "Per  Unit  Capital   Amount"   means,   as  of  any  date  of
         determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person.

                  "Percentage Interest" means as of the date of such determination (a) as to any Partner or Assignee holding Units, the product of (i) 100% less the percentage applicable to clause (b) multiplied by (ii) the quotient of the number of Units held by such Partner or Assignee divided by the total number of all Outstanding Units (other than Senior Units), and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 4.3, the percentage established as a part of such issuance. The Senior Units have not been allocated a Percentage Interest.

                  "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                  "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally among all designated Units or class thereof in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, and (c) when modifying holders of IDRs, apportioned equally among all holders of IDRs in accordance with the relative number of IDRs held by such holder.

                  "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to
         Article XVII.

                  "Quarter" means, unless the context requires otherwise, a three month period of time ending on October 31, January 31, April 30, or July 31; provided, however, that the General Partner, in its sole discretion, may amend such period as it deems necessary or appropriate in connection with a change in the fiscal year of the Partnership.

                  "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holder entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

                  "Record Holder" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to a holder of a General Partner Unit or an IDR, the Person in whose name such General Partner Unit or IDR is registered on the books which the General
         Partner has caused to be kept as of the opening of business on such Business Day.

                  "Redeemable Units" means any Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

                  "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-53383), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

                  "Related Party" means (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting securities, (d) the FCI ESOT and (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of FCI.

                  "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1(b)(ii) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii) and
         5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under
         Section 704(b) of the Code.

                  "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

                  "Restricted Activities" means the retail sale of propane to end users within the continental United States in the manner engaged in by Ferrellgas immediately prior to the Closing Date.

                  "Second Amended and Restated Agreement" has the meaning assigned to such term in the recitals hereto.

                  "Second Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)(E).

                  "Second Target Distribution" means $0.63 per Unit (or, with respect to the period commencing on the Initial Closing Date and ending on October 31, 1994, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6(b) and (c) and Section 9.6.

                  "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

                  "Senior Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees having the rights and obligations specified with respect to Senior Units in this Agreement. The term "Senior Unit" includes all Additional Senior Units.

                  "Senior Unit Distribution" means distributions that are required to be paid on the Senior Units (including Additional Senior Units) at a quarterly rate equal to the sum of (a) $1.00 per Senior Unit per Quarter (or part thereof or, with respect to the period commencing with the WNGL Closing Date and ending on January 31, 2000, the product of $1.00 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), plus (b) an additional $0.50 per Senior Unit per Quarter (or part thereof) if the Partnership fails to pay in full the Senior Unit Redemption Price on or prior to the Senior Unit Redemption Date, in each case accumulating from and including the date of such failure or default in clause (b) until the date such failure or default has been cured by the Partnership. Each of the amounts set forth in clauses (a) and (b) are subject to adjustment in accordance with Section 5.6(a).

                  All Senior Unit Distributions shall be cumulative, whether or not declared and whether or not there is sufficient Available Cash for the payment thereof, on a daily basis from the WNGL Closing Date and shall be payable quarterly in arrears on each distribution payment date pursuant to Section 5.3(a), commencing on the first distribution payment date after the WNGL Closing Date. Any unpaid or undistributed Senior Unit Distributions will compound on a quarterly basis at a rate equal to the then applicable distribution rate, calculated in accordance with the first sentence of this definition. If any Senior Unit Distributions are payable through the issuance of Additional Senior Units pursuant to Section 5.4 and are so paid by such issuance, such Senior Unit Distributions shall be deemed paid in full. Any Additional Senior Units that are required to be issued and distributed, but which are not issued and distributed as required, will be entitled to the Senior Unit Distribution as if they were issued and distributed as required.

                  "Senior Unit Liquidation Preference" means $40.00 per Senior Unit, subject to adjustment in accordance with Section 5.6(a).

                  "Senior Unit Redemption Date" means the date the Partnership shall pay the Senior Unit Redemption Price to the holders of Senior Units pursuant to Section 17.2(b).

                  "Senior Unit Redemption Notice" means a written notice from the Partnership to the holder or holders of Senior Units setting forth:

                  (a)      the Senior Unit Redemption Price;

                  (b) whether all or less than all of the Outstanding Senior Units are to be redeemed and the total number of Senior Units being redeemed;

                  (c)      the Senior Unit Redemption Date;

                  (d) that the holder is to surrender to the Partnership, in the manner, at the place or places and at the price designated, his certificate or certificates representing the Senior Units to be redeemed; and

                  (e) that distributions on the Senior Units to be redeemed shall cease to accumulate on such Senior Unit Redemption Date unless the Partnership defaults in the payment of the redemption price.

                  "Senior Unit Redemption Price" means, with respect to each Senior Unit called for redemption in accordance with the Senior Unit Redemption Notice pursuant to Section 17.2(b), an amount in cash equal to the Senior Unit Liquidation Preference, plus an amount equal to any accumulated and unpaid Senior Unit Distributions on such Senior Units to the Senior Unit Redemption Date.

                  "Special Approval" means approval by the Audit Committee.

                  "Special Limited Partner" means each holder of an IDR.

                  "Special Limited Partners Book Capital" means, as of any date of determination, the amount equal to the sum of the balances of the Capital Accounts of all the Special Limited Partners, determined pursuant to Section 4.5 (prior to any adjustment pursuant to Section 4.5(d) arising upon the present event requiring a valuation of the Partnership's assets).

                  "Special Pro Rata" means when modifying Unitholders, in accordance with the applicable Units' relative Percentage Interest calculated with the inclusion of all Common Units regardless of whether the holders of some Common Units are excluded from the Unitholders modified by this term. By way of example, if there is one General Partner Unit, 40 Common Units (other than FCI Common Units) and 59 FCI Common Units, and the phrase "Special Pro Rata" is used as "to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata," then the Percentage Interest of the Common Units (other than the FCI Common Units) will be (40+59)/(1+40+59) or 99% and the Percentage Interest of the General Partner Unit will be 1/(1+40+59) or 1%. If Available Cash is to be distributed Special Pro Rata in that circumstance, it would be distributed 99% to the Common Units (other than the FCI Common Units) and 1% to the General Partner Unit.

                  "Subordinated Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Subordinated Units in the Original Agreement. Each Outstanding Subordinated Unit converted into a Common Unit on a one-for-one basis as of August 1, 1999.

                  "Subordination Period" means the period which commenced on the Initial Closing Date and ended on August 1, 1999.

                  "Subsidiary" means, with respect to any Person, (i) a corporation of which more than 50% of the voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (ii) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Capital Interests of such partnership (considering all of the Capital Interests of the partnership as a single class) is owned or controlled, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

                  "Surviving Business Entity" has the meaning assigned to such term in Section 16.2(b).

                  "Termination Capital Transactions" means any sale, transfer or other disposition of property of the Partnership or the Operating Partnership occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnership pursuant to Article XIV.

                  "Third Target Distribution" means $0.82 per Unit (or, with respect to the period commencing on the Initial Closing Date and ending on October 31, 1994, the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 5.6(b) and (c) and Section 9.6.

                  "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

                  "Transaction" has the meaning assigned to such term in Section 5.7(g).

                  "Transfer" has the meaning assigned to such term in Section 11.1(a).

                  "Transfer Agent" means such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

                  "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

                  "Underwriter"  means each Person  named as an  underwriter  in
         Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

                  "Underwriting Agreement" means the Underwriting Agreement dated June 27, 1994, among the Underwriters, the Partnership, the General Partner and FCI providing for the purchase of Common Units by such Underwriters.

                  "Unit" means a Partnership Interest of a Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Partners and Assignees and shall include, without limitation, General Partner Units, Senior Units and Common Units; provided, that each General Partner Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding General Partner Units as each other General Partner Unit, each Senior Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Senior Units as each other Senior Unit, and each Common Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Common Units as each other Common Unit.

                  "Unitholders" means the holders of Common Units and General Partner Units but shall not include holders of Senior Units.

                  "Unpaid MQD" has the meaning assigned to such term in Section 5.1(c)(i)(C).

                  "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of
         (a) the fair market value of such property as of such date (as determined under Section 4.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).

                  "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of
         (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over
         (b) the fair market value of such property as of such date (as determined under Section 4.5(d)).

                  "Unrecovered Initial Unit Price" means, at any time, with respect to a class or series of Units (other than Senior Units and General Partner Units), the price per Unit at which such class or series of Units was initially offered to the public for sale by the underwriters in respect of such offering, as determined by the General Partner, less the sum of all distributions theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of said class or series constituting Cash from Interim Capital Transactions and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit of such class or series that was sold in the initial offering of Units of such class or series, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

                  "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 13.1(b).

                  "WNGL" means Williams Natural Gas Liquids, Inc., a Delaware corporation

                  "WNGL Closing Date" means the closing date of the transactions contemplated by the WNGL Purchase Agreement.

                  "WNGL  Purchase   Agreement"   means  that  certain   Purchase
         Agreement, dated as of November 7, 1999, as amended, by and among the Partnership, the Operating Partnership and WNGL.

                  "WNGL  Registration   Rights  Agreement"  means  that  certain
         Registration Rights Agreement, dated the WNGL Closing Date, as amended, between the Partnership and WNGL.

                                   ARTICLE III

                                     PURPOSE

         Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (a) to serve as a limited partner in the Operating Partnership and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and
(d) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to the Operating Partnership. The General Partner has no obligation or duty to the Partnership, the Limited Partners, the Special Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

         Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         Section 4.1 Initial Contributions. In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership and was admitted as the general partner of the Partnership, and the organizational Limited Partner made a Capital Contribution to the Partnership and was admitted as a limited partner of the Partnership.

         Section 4.2 Contributions by the General Partner and the Initial Limited Partners; Contributions on the WNGL Closing Date and issuance of General Partner Units.

                  (a)  On  the  Initial   Closing  Date,  the  General   Partner
contributed and delivered to the Partnership, as a Capital Contribution, a limited partner interest in the Operating Partnership which, together with the Partnership Interest (as defined in the Operating Partnership Agreement) previously held by the Partnership, represented a 98.9899% Percentage Interest (as defined in the Operating Partnership Agreement) in the Operating Partnership, in exchange for (i) the continuation of its Partnership Interest as general partner in the Partnership, subject to all of the rights, privileges and duties of the General Partner under this Agreement, (ii) 1,000,000 Common Units and 16,593,721 Subordinated Units and (iii) the IDRs.

                  (b) On the Initial Closing Date, each Underwriter contributed and delivered to the Partnership cash in an amount equal to the Issue Price per Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter. In exchange for such Capital Contribution by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (x) the cash contribution to the Partnership by or on behalf of such Underwriter by (y) the Issue Price per Common Unit. Immediately after these contributions, the Initial Capital Contribution of the General Partner and the organizational Limited Partner were refunded, the interest of the organizational Limited Partner was terminated and the organizational Limited Partner ceased to be a Limited Partner.

                  (c) To the extent that the Underwriters' Overallotment Option was exercised, each Underwriter contributed and delivered to the Partnership cash in an amount equal to the Issue Price per Common Unit multiplied by the number of Common Units purchased by such Underwriter pursuant to the Overallotment Option. In exchange for such Capital Contribution, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing
(x) the cash contribution to the Partnership by or on behalf of such Underwriter by (y) the Issue Price per Common Unit.

                  (d) On the WNGL Closing Date, pursuant to the WNGL Purchase Agreement, WNGL contributed all of its interests in Thermogas L.L.C., a Delaware limited liability company (previously Thermogas Company, a Delaware corporation), to the Partnership in exchange for 4,375,000 Senior Units.

                  (e) On June 5, 2000, the Partnership issued 316,233 General Partner Units to represent the General Partner Interest as of that date, which number is equal to one percent of the quotient of the number of Common Units then Outstanding divided by ninety-nine percent rounded down to the nearest whole number of General Partner Units.

                  (f) Immediately upon the conversion of Senior Units into Common Units as provided in Section 5.7(b), the Partnership will issue to the General Partner (for no consideration) that number of General Partner Units which will cause the Percentage Interest of its General Partner Interest immediately after such conversion to be equal to the Percentage Interest of its General Partner Interest immediately prior to such conversion.

                  (g) If the Partnership issues additional Common Units and uses the proceeds from that issuance to redeem any of the Senior Units pursuant to the terms of this Agreement, the Partnership will issue to the General Partner (for no consideration) that number of General Partner Units equal to the $1,767,677 Capital Contribution made by the General Partner to the Partnership at the time of the issuance of the Senior Units divided by the issuance price of such Common Units. This clause (g) shall not obviate the provisions of Section
4.3 to the extent those provisions otherwise apply to that issuance of Common Units.

         Section  4.3   Issuances of Additional Units and Other Securities.
                        --------------------------------------------------

                  (a) Subject to Section 4.3(c), the General Partner is hereby authorized to cause the Partnership to issue, in addition to the Partnership Interests and Units issued pursuant to Sections 4.1 and 4.2, such additional Units (other than General Partner Units), or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in this
Section 4.3 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

                  (b) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.3 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities (except as provided in Section 4.3(c)), all as shall be fixed by the General Partner in the exercise of its sole discretion, subject to Delaware law and Section 4.3(c), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities or other property; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

                  (c) Notwithstanding the terms of Sections 4.3(a) and 4.3(b), the issuance by the Partnership of any Partnership Securities pursuant to this
Section 4.3 shall be subject to the following restrictions and limitations:

                  (i) Except for the issuance of Additional Senior Units pursuant to Section 5.4, for so long as any Senior Units are Outstanding, the Partnership shall not create, authorize or issue additional Partnership Securities (or securities convertible into Partnership Securities) having distribution rights or liquidation rights ranking prior or senior to, or on a parity with, the Senior Units, without the prior approval of the holders of at least a majority of the Outstanding Senior Units; and

                  (ii) The General Partner may, at any time, make a Capital Contribution to the Partnership so that the General Partner will have a Capital Account equal to at least 1.0% of the sum of the Capital Accounts of all Partners. Upon the issuance of any Common Units by the Partnership to any Person, the General Partner, in its sole discretion, may simultaneously purchase (or may purchase at any time thereafter as specified below) a number of General Partner Units only to the extent necessary such that after taking into account the additional Common Units issued to such Person and the General Partner Units to be issued to the General Partner pursuant to this Section 4.3(c)(ii), the General Partner will have a Percentage Interest of no more than 1.0%. The consideration for the General Partner Units to be issued to the General Partner shall be the higher of the price at which the Common Units were issued or, only if the purchase is not made simultaneously with the issuance of the Common Units, the Closing Price of the Common Units on the day prior to the proposed issuance of such General Partner Units;

                  (d) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Units, IDRs or other Partnership Securities pursuant to Section 4.3(a) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units, IDRs or other Partnership Securities being so issued.

                  (e) The  General  Partner  shall do all  things  necessary  to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

         Section  4.4  Limited  Preemptive  Rights.  Except as  provided in this
Section 4.4 and Section 4.3, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units, IDRs or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units, IDRs or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units, IDRs or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Units, IDRs or other Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Units, IDRs or other Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Units, IDRs or other Partnership Securities. Notwithstanding the type of Partnership Securities issued by the Partnership to Persons other than the General Partner and its Affiliates, the right of the General Partner and its Affiliates to purchase Units, IDRs or other Partnership Securities pursuant to the immediately preceding sentence may be exercised through the purchase of General Partner Units (based on a value which is proportionate to the price for which the Partnership Securities are issued to such Persons) in an amount necessary to maintain the Percentage Interest of the General Partner and its Affiliates with respect to the General Partner Interest equal to that which existed immediately prior to the issuance of Units, IDRs or other Partnership Securities.

         Section  4.5   Capital Accounts.
                        ----------------

                  (a) The Partnership shall maintain for each Partner (or a beneficial owner of a Partnership Interest held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.5(b) and allocated with respect to such Partnership Interest pursuant to
Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.5(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 4.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreements) of all property owned by the Operating Partnership.

                  (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

                  (iii)  Except as  otherwise  provided in  Treasury  Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                  (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (c) Subject to the next sentence, a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred. Upon the sale, exchange or other disposition of an FCI Common Unit (other than the last FCI Common Unit sold, exchanged or otherwise disposed of by FCI) such that the FCI Common Unit is not beneficially owned by FCI, the Capital Account maintained for FCI shall (i) first, be allocated to the FCI Common Units to be transferred, as the case may be, in an amount equal to the product of (x) the number of such FCI Common Units to be transferred, as the case may be, and (y) the Per Unit Capital Amount for a Common Unit, and (ii) second, any remaining balance in such Capital Account will be retained by FCI in its retained Units. With respect to the last FCI Common Unit to be sold, exchanged or otherwise disposed of by FCI, that FCI Common Unit shall remain an FCI Common Unit and shall retain the balance of the applicable Capital Account regardless of the holder thereof.

                  (d) (i) Consistent with the provisions of Treasury  Regulation
Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property, the conversion of Senior Units into Common Units pursuant to Section 5.7, or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Sections 5.1(a) and 5.1(b). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                  (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section
         5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

         Section 4.6 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         Section 4.7 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.1, and Articles V, VII, XIII and XIV.

         Section 4.8 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

         Section 4.9 No Fractional Units. Except for fractional Senior Units issued pursuant to Section 5.4 and Section 4.10(d), no fractional Units shall be issued by the Partnership.

         Section  4.10   Splits and Combinations.
                         -----------------------

                  (a) Subject to Section 4.3(c) and 4.10(d), the General Partner may make a Pro Rata distribution of Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities; provided, however, that, after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

                  (b) Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

                  (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

                  (d) Except with respect to Senior Units, the Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Common Units would result in the issuance of fractional Common Units but for the provisions of
Section 4.9 and this Section 4.10(d), each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit).

                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

                  (a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

                  (i) First, to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest and to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, until the aggregate Net Income allocated to such Partners pursuant to this
         Section 5.1(a)(i) for the current and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(iii) for all previous taxable years;

                  (ii) Second, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(iv) for all previous taxable years;

                  (iii) Third, to the Unitholders, Pro Rata, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(ii) for all previous taxable years; and

                  (iv) Fourth,  the  balance,  if any, to the  Unitholders,  Pro
         Rata.

                  (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                  (i) First, to the Unitholders, Pro Rata, until the aggregate Net Losses allocated to such Partners pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iv) for all previous taxable years;

                  (ii) Second, to the Unitholders, Pro Rata; provided, that Net Losses shall not be allocated to such Partners pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner holding Common Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

                  (iii) Third, to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest and to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest; provided, that Net Losses shall not be allocated to such Partners pursuant to this Section 5.1(b)(iii) to the extent such allocation would cause any Limited Partner holding Senior Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                  (iv) Fourth, the balance, if any, 100% to the General Partner.

                  (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 14.3.

                  (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.5(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated among the Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First,  to each Partner having a deficit  balance
                  in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

                           (B) Second,  to the Limited  Partners  holding Senior
                  Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until the Adjusted Capital Account in respect of each Senior

                  Unit then Outstanding is equal to the sum of (i) the Senior Unit Liquidation Preference (or fraction thereof) plus (ii) any accumulated and unpaid Senior Unit Distributions.

                           (C) Third, to the  Unitholders,  Pro Rata,  until the
                  Adjusted Capital Account in respect of each Common Unit then Outstanding (without taking into account any Arrearage that makes up a part of the applicable Adjusted Capital Account) is equal to the sum of (1) its Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution made pursuant to Section 5.4 or Arrearage accrued with respect to a Common Unit in an amount equal to the Minimum Quarterly Distribution paid during such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD");

                           (D) Fourth,  to the Unitholders,  Pro Rata, until the
                  Adjusted Capital Account in respect of each Common Unit then Outstanding (without taking into account any Arrearage that makes up a part of the applicable Adjusted Capital Account) is equal to the sum of (1) its Unrecovered Initial Unit Price, plus (2) the Unpaid MQD, if any, for such Common Unit with respect to the Quarter during which such Net Termination Gain is recognized, plus (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed or Arrearage that was accrued pursuant to:

                                    (v)     Section 5.4(a)(iii) hereof,

                                    (w)     Section 5.4(d)(iii) hereof,

                                    (x) solely with respect to the  distribution
                              referenced  in  Section  5.4(a)(iii)  pursuant  to
                              Sections  5.4(a)(vii),   5.4(b)(ii),  5.4(b)(iii),
                              5.4(c)(ii) and 5.4(c)(iii) hereof,

                                    (y)  Section   5.4(c)  of  the  Amended  and
                              Restated Agreement and the Second Amended and Restated Agreement, and

                                    (z)  Sections  5.4(a)(iv)  or 5.4 (b)(ii) of
                              the Original Agreement,

                 (the sum of (1) plus (2) plus (3) is hereinafter defined as the "First Liquidation Target Amount");

                           (E) Fifth, 86.8673% to the Unitholders, Pro Rata, and
                  13.1327% to the Special Limited Partners, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding (without taking into account any Arrearage that makes up a part of the applicable Adjusted Capital Account) is equal to the sum of

                  (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed or Arrearage that was accrued pursuant to:

                                    (v)     Section 5.4(a)(iv) hereof,

                                    (w)     Section 5.4(d)(iv) hereof,

                                    (x) solely with respect to the  distribution
                              referenced in Section 5.4(a)(iv)pursuant to Sections 5.4(a)(vii), 5.4(b)(ii), 5.4(b)(iii),
                              5.4(c)(ii) and 5.4(c)(iii) hereof,

                                    (y)  Section   5.4(d)  of  the  Amended  and
                              Restated Agreement and the Second Amended and Restated Agreement, and

                                    (z)  Sections  5.4(a)(v)  or 5.4 (b)(iii) of
                              the Original Agreement,

                  (the sum of (1) plus (2) is hereinafter defined as the "Second Liquidation Target Amount");

                           (F) Sixth, 76.7653% to the Unitholders, Pro Rata, and
                  23.2347% to the Special Limited Partners, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding (without taking into account any Arrearage that makes up a part of the applicable Adjusted Capital Account) is equal to the sum of (1) the Second Liquidation Target Amount, plus (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the
                  Partnership's existence over (bb) the amount of any distributions of Cash from Operations that was distributed or Arrearage that was accrued pursuant to:

                                    (v)     Section 5.4(a)(v) hereof,

                                    (w)     Section 5.4(d)(v) hereof,

                                    (x) solely with respect to the  distribution
                              referenced in Section 5.4(a)(v) pursuant to Sections 5.4(a)(vii), 5.4(b)(ii), 5.4(b)(iii),
                              5.4(c)(ii) and 5.4(c)(iii) hereof,

                                    (y)  Section   5.4(e)  of  the  Amended  and
                              Restated Agreement and the Second Amended and Restated Agreement, and

                                    (z) Sections 5.4(a)(vi) or 5.4(b)(iv) of the
                              Original Agreement; and

                           (G) Thereafter,  any remaining amount 51.5102% to the
                  Unitholders, Pro Rata, and 48.4898% to the Special Limited Partners, Pro Rata.

                  (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.5(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                           (A) First, to the  Unitholders,  Pro Rata,  until the
                  Adjusted Capital Account in respect of each Common Unit then Outstanding (without taking into account any Arrearage that makes up a part of the applicable Adjusted Capital Account) has been reduced to zero;

                           (B) Second,  to the  holders of the FCI Common  Units
                  until the Adjusted Capital Account in respect of each FCI Common Unit then Outstanding has been reduced to zero;

                           (C) Third,  to the Limited  Partners  holding  Senior
                  Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until the Adjusted Capital Account in respect of each Senior Unit then Outstanding has been reduced to zero; and

                           (D) Thereafter, the balance, if any, 100% to the General Partner.

                 (d)Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

                  (i) Partnership  Minimum Gain Chargeback.  Notwithstanding any
         other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in
         Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Priority Allocations. First, if the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4) to any Limited Partner holding Common Units with respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners holding Common Units (on a per Unit basis), then (1) each Limited Partner holding Common Units receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Limited Partners holding Common Units exceeds the distribution (on a per Unit basis) to the Limited Partner holding Common Units receiving the smallest distribution and (bb) the number of Units owned by the Limited Partners holding Common Units receiving the greater distribution; and
         (2) the General Partner shall be allocated gross income in an aggregate amount equal to the sum of the amounts allocated in clause (1) above multiplied by the Percentage Interest of its General Partner Interest, divided by 100% less the Percentage Interest of the General Partner Interest. Second, gross income for the taxable period shall be allocated 100% to the Limited Partners holding Senior Units, Pro Rata, until the aggregate amount of such items allocated to the Limited Partners holding Senior Units, Pro Rata, under this paragraph (iii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the Limited Partners holding Senior Units, Pro Rata, pursuant to Sections 5.4 and 5.5(a) for the current and all previous taxable periods. All or a portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the Special Limited Partners, Pro Rata, until the aggregate amount of such items allocated to the Special Limited Partners, Pro Rata, under this paragraph (iii) for the current taxable period and all previous taxable periods is equal to the cumulative amount of cash distributed to the Special Limited Partners, Pro Rata, from the Closing Date through the end of such taxable period.

                  (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

                  (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this
         Section 5.1(d)(v)
         shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.

                  (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vii)  Partner  Nonrecourse  Deductions.  Partner  Nonrecourse
         Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                  (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

                  (x)      Economic Uniformity.

                           (A) Immediately prior to a sale, exchange or other disposition of all or any portion of the Senior Units, the holders disposing of Senior Units may elect that the Partnership allocate items of Partnership gross income or gain 100% to the Limited Partners disposing of Senior Units until the Limited Partners disposing of Senior Units have been allocated an amount of gross income or gain which causes the Capital Accounts maintained with respect to each of the Senior Units to be equal. Immediately prior to the conversion of all or any portion of the Senior Units into Common Units, the Limited Partners converting such Senior Units may elect that the Partnership allocate items of Partnership gross income or gain until the Limited

                  Partners converting such Senior Units have been allocated an amount of gross income or gain which causes the Capital Account maintained with respect to each of the Senior Units to be converted to be equal to the product of (x) the number of Common Units into which the Senior Units will be converted and
                  (y) the Per Unit Capital Account for a Common Unit.

                           (B) If at the  time of the  sale,  exchange  or other
                  disposition of Senior Units, the Senior Units are publicly traded or will become publicly traded as a result of the sale, exchange or disposition, the General Partner may cause the Partnership to allocate items of gross income or gain 100% to the Limited Partners disposing of Senior Units until the Limited Partners disposing of Senior Units have been allocated an amount of gross income or gain which causes the Capital Accounts maintained with respect to each of the Senior Units that will be publicly traded after the disposition to be equal. Immediately prior to the sale, exchange or other disposition in the public marketplace of Common Units into which Senior Units have been converted, the General Partner may cause the Partnership to allocate items of gross income or gain 100% to the Limited Partners disposing of such Common
                  Units until the Limited Partners disposing of such Common Units have been allocated an amount of gross income or gain which causes the Capital Account maintained with respect to all Common Units that are publicly traded after the disposition to be equal.

                  (xi)     Curative Allocation.

                           (A)  Notwithstanding  any  other  provision  of  this
                  Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 5.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                           (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

                  (xii)  Retirement  of  Assumed  Indebtedness.  All  losses  or deductions attributable to premiums, consent fees, or other expenditures incurred by the Partnership to retire indebtedness assumed from the General Partner pursuant to the Contribution Agreement shall be allocated to the General Partner.

         Section  5.2   Allocations for Tax Purposes.
                        ----------------------------

                  (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

                  (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
         Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (iii) The General Partner shall apply (a) the principles of Temporary Regulation Section 1.704-3T to eliminate Book-Tax Disparities with respect to the Book-Tax Disparities existing on the date of adoption of Treasury Regulation Section 1.704-3(d) (the "Remedial Regulations") and (b) the Remedial Regulations with respect to any Book-Tax Disparity created thereafter.

                  (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

                  (d) The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) and Proposed Treasury Regulation 1.197-2(g)(3) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

                  (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

                  (g) Each item of Partnership income, gain, loss and deduction attributable to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

                  (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

         Section  5.3   Requirement and Characterization of Distributions.
                        -------------------------------------------------

                  (a) Within 45 days following the end of (i) the period beginning on the Initial Closing Date and ending on October 31, 1994 and (ii) each Quarter commencing with the Quarter beginning on November 1, 1994, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article V by the Partnership to the
Partners, as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 5.4 equals the aggregate amount of all Cash from Operations generated by the Partnership since the Initial Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions.

                  (b) Notwithstanding the definitions of Available Cash and Cash from Operations contained herein, disbursements (including, without limitation, contributions to the Operating Partnership or disbursements on behalf of the Operating Partnership) made or cash reserves established, increased or reduced after the end of any Quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such Quarter as required by Section 5.3(a) shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash and Cash from Operations, within such Quarter if the General Partner so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Sections 14.3 and 14.4.

         Section 5.4 Distributions of Cash from Operations and Additional Senior Units. Subject to Section 17-607 of the Delaware Act, Available Cash with respect to any Quarter that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed as follows, except as otherwise required by Section 4.3(b) in respect of additional Partnership Securities issued pursuant thereto and except that clauses (a), (b) and (c) of this Section 5.4 shall not be effective until the end of the Information Statement Period:

                  (a) if during the Arrearage Period and if the Cumulative FCI Common Unit Arrearage is equal to zero immediately prior to making such distribution:

                  (i) First, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Senior Unit then Outstanding an amount equal to the Senior Unit Distribution and any accumulated and unpaid Senior Unit Distributions through the last day of the preceding Quarter;

                  (ii) Second, to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the Minimum Quarterly Distribution;

                  (iii) Third, to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the excess of the Ceiling Quarterly Distribution or the First Target Distribution (whichever is less) over the Minimum Quarterly Distribution; provided, that if the Ceiling Quarterly Distribution is used in this calculation, clauses (iv), (v) and (vi) of this Section 5.4(a) shall not be operative and the distribution shall proceed to Section 5.4(a)(vii);

                  (iv) Fourth, 86.8673% to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, and 13.1327% to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the excess of the Ceiling Quarterly Distribution or the Second Target Distribution (whichever is less) over the First Target Distribution; provided, that if the Ceiling Quarterly Distribution is used in this calculation, clauses (v) and (vi) of this
         Section 5.4(a) shall not be operative and the distribution shall proceed to Section 5.4(a)(vii);

                  (v) Fifth, 76.7653% to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, and 23.2347% to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the excess of the Ceiling Quarterly Distribution or the Third Target Distribution (whichever is less) over the Second Target Distribution; provided, that if the Ceiling Quarterly Distribution is used in this calculation, clause (vi) of this Section 5.4(a) shall not be operative and the distribution shall proceed to
         Section 5.4(a)(vii);

                  (vi) Sixth, 51.5102% to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, and 48.4898% to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the excess of the Ceiling Quarterly Distribution over the Third Target Distribution; and

                  (vii) Thereafter, to the holders of the FCI Common Units, the holder of the General Partner Units and the Special Limited Partners in the same order and until the aggregate distributions on a per FCI Common Unit basis are the same amounts as the distributions made on a per Common Unit basis pursuant to Section 5.4(a)(ii) through 5.4(a)(vi) but with any distribution made to the Common Units made to the FCI Common Units;

provided, however, that for this clause (a) at the point (the "Section 5.4(a) Threshold Point") in the application of clauses (ii) through (vii) above that the Cumulative FCI Common Unit Arrearage equals $36 million, the distribution shall continue pursuant to Section 5.4(c)(ii) (and beginning with the specific clause of Section 5.4(a)(ii) through (vi) applicable to the Section 5.4(a) Threshold Point) and Section 5.4(c)(iii) with respect to all Unitholders and the Special Limited Partners, as applicable, so that the FCI Common Units thereafter receive the distribution they otherwise would have received under that Section 5.4(c)(ii) (and the applicable clauses of Section 5.4(a)(ii) through (vi)) with any remainder distributed pursuant to Section 5.4(c)(iii);

                  (b) if during the Arrearage Period and if the Cumulative FCI Common Unit Arrearage immediately prior to making such distribution is greater than zero but less than $36 million:

                  (i) First, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Senior Unit then Outstanding an amount equal to the Senior Unit Distribution and any accumulated and unpaid Senior Unit Distributions through the last day of the preceding Quarter;

                  (ii) Second, to the Unitholders (other than the holders of the FCI Common Units), Special Pro Rata, and to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit (other than any FCI Common Unit) then Outstanding an amount equal to the Ceiling Quarterly Distribution in the order specified in
         Section 5.4(a)(ii) through 5.4(a)(vi);

                  (iii) Third, to the holders of the FCI Common Units, the holder of the General Partner Units and the Special Limited Partners in the same order and until the aggregate distributions on a per FCI Common Unit basis are the same amounts as the distributions made on a per Common Unit basis pursuant to Section 5.4(b)(ii) but with any distribution made to the Common Units made to the FCI Common Units; and

                  (iv) Thereafter, to the holders of the FCI Common Units, the holder of the General Partner Units and the Special Limited Partners until there has been distributed an amount equal to each Arrearage beginning with the Arrearage applicable to the oldest Quarter applied in the same manner and to the same holders of Units and Special Limited Partners as each such Arrearage was accrued pursuant to Sections 5.4(a) or 5.4(b);

provided, however, that for this clause (b) at the point (the "Section 5.4(b) Threshold Point") in the application of clauses (ii) and (iii) above that the Cumulative FCI Common Unit Arrearage equals $36 million, the distribution shall continue pursuant to Section 5.4(c)(ii) (and beginning with the specific clause of Section 5.4(a)(ii) through (vi) applicable to the Section 5.4(b) Threshold Point) and Section 5.4(c)(ii) with respect to all Unitholders and the Special Limited Partners, as applicable, so that the FCI Common Units thereafter receive the distribution they otherwise would have received under that Section 5.4(c)(iii) (and the applicable clauses of Section 5.4(a)(ii) through (vi)) with any remainder distributed pursuant to
Section 5.4(c)(iii);

                  (c) if during the Arrearage Period and the Cumulative FCI Common Unit Arrearage equals $36 million or if after the Arrearage Period and if the Cumulative FCI Common Unit Arrearage is greater than zero:

                  (i) First, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Senior Unit then Outstanding an amount equal to the Senior Unit Distribution and any accumulated and unpaid Senior Unit Distributions through the last day of the preceding Quarter;

                  (ii) Second, to the Unitholders (including the holders of the FCI Common Units), Pro Rata, and to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit (including any FCI Common Unit) then Outstanding an amount equal to the Ceiling Quarterly Distribution as if such distribution was made pursuant to Section 5.4(a)(ii) through 5.4(a)(vi) without the use of the phrases "(other than the holders of the FCI Common Units)" and "(other than any FCI Common Unit)"; and

                  (iii) Thereafter, to the holders of the FCI Common Units, the holder of the General Partner Units and the Special Limited Partners until there has been distributed an amount equal to each Arrearage beginning with the Arrearage applicable to the oldest Quarter applied in the same manner and to the same holders of Units and Special Limited Partners as each such Arrearage was accrued pursuant to Sections 5.4(a) or 5.4(b);

or

                  (d) if after the Arrearage Period and if the Cumulative FCI Common Unit Arrearage is zero:

                  (i) First, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Senior Unit then Outstanding an amount equal to the Senior Unit Distribution and any accumulated and unpaid Senior Unit Distributions through the last day of the preceding Quarter;

                  (ii) Second, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution,

                  (iii) Third, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

                  (iv)  Fourth,  86.8673%  to the  Unitholders,  Pro  Rata,  and
         13.1327% to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

                  (v) Fifth, 76.7653% to the Unitholders, Pro Rata, and 23.2347% to the Special Limited Partners, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

                 (vi) Thereafter, 51.5102% to the Unitholders, Pro Rata, and 48.4898% to the Special Limited Partners, Pro Rata;

provided, however, that for Sections 5.4(a), (b), (c) and (d):

         (1) notwithstanding the amount of Available Cash that is deemed to be Cash from Operations with respect to such Quarter, Senior Unit Distributions accruing prior to February 1, 2001, shall be paid by the issuance of additional Senior Units having an aggregate Senior Unit Liquidation Preference equal to the amount of such Senior Unit Distributions ("Additional Senior Units"), which may include fractional Senior Units or the cash equivalent thereof based on the Senior Unit Liquidation Preference;

         (2) if (A) the Senior Unit Distribution has been reduced to zero pursuant to the second sentence of Section 5.6(a), (B) all of the Senior Units have been converted pursuant to Section 5.7(b) or (C) all of the Senior Units have been redeemed pursuant to Section 17.2, then clause (i) of each of subsections (a), (b), (c) and (d) of this Section 5.4 shall terminate and have no further force or effect; and,

         (3) if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6(b), then subsections (a)(ii) through (a)(v), b(ii) and b(iii) as they relate to
(a)(ii) through a(v), c(ii) as it relates to (a)(ii) through (a)(v) and d(ii) through (d)(v) of this Section 5.4 shall terminate and have no further force or effect.

         Section 5.5 Distributions of Cash from Interim Capital Transactions. Subject to Section 17-607 of the Delaware Act, Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, as follows:

                  (a) First, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Senior Unit then Outstanding an amount equal to any accumulated and unpaid Senior Unit Distribution through such date;

                  (b) Second, to the Limited Partners holding Senior Units, Pro Rata, in an amount equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in an amount equal to the Percentage Interest of its General Partner Interest, until a hypothetical holder of a Senior Unit acquired on the WNGL Closing Date has received with respect to such Senior Unit, during the period since the WNGL Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Senior Unit Liquidation Preference;

                  (c) Third, to the Unitholders, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Initial Closing Date has received with respect to such Common Unit, during the period since the Initial Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Initial Unit Price; and

                  (d) Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

         Section 5.6 Adjustment of Senior Unit Liquidation Preference, Senior Unit Distribution, Minimum Quarterly Distribution and Target Distribution Levels.

                  (a) The Senior Unit Liquidation Preference and the Senior Unit Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Senior Units or otherwise) of Senior Units in accordance with Section 4.10. In the event of a distribution of Available Cash to the Limited Partners holding Senior Units pursuant to Section 5.5(b), the Senior Unit Liquidation Preference shall be reduced by the amount of that distribution to the Limited Partners holding Senior Units, Pro Rata. In the event of a distribution of Available Cash to the Limited Partners holding Senior Units pursuant to Section 5.5(b), the Senior Unit Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Senior Unit Distribution by a fraction of which the numerator is the Senior Unit Liquidation Preference immediately after giving effect to such distribution and of which the denominator is the Senior Unit Liquidation Preference immediately prior to giving effect to such distribution.

                  (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.10. If a distribution of Available Cash is made that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

                  (c)  The  Minimum   Quarterly   Distribution,   First   Target
Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 9.6.

         Section  5.7   Special Provisions Relating to the Senior Units.
                        -----------------------------------------------

                  (a) Immediately upon the conversion of Senior Units into Common Units as provided in Section 5.7(b), the holder of a Senior Unit so converted shall possess all of the rights and obligations of a Limited Partner holding Common Units hereunder, including, without limitation, the right to vote as a Limited Partner holding Common Units, the right to participate in allocations of income, gain, loss and deduction and distributions of cash made with respect to Common Units pursuant to this Article V.

                  (b) Each holder of Senior Units shall have the right, at its option, subject to the terms of this Section 5.7, to convert any or all of such holders' Senior Units into Common Units at any time during the time period commencing upon the earlier to occur of:

                  (i) December 31, 2005, upon not less than 90 days prior written notice to the Partnership (which notice may be given prior to December 31, 2005) in accordance with Section 5.7(d), or

                  (ii) a Material Event, upon not less than 10 days prior written notice to the Partnership in accordance with Section 5.7(d); provided, however, that prior to the expiration of such 10-day period, the holders of the Senior Units may revoke their election to convert Senior Units into Common Units at any time during the pendency of a Material Event by written notice to the Partnership;

         and ending on the date upon which the holders of the Senior Units give the Partnership notice of their election to exercise their registration rights with respect to the Senior Units pursuant to the WNGL Registration Rights Agreement.

                  (c) If the holders of the Senior Units elect to convert any or all of their Senior Units into Common Units, such number of Senior Units shall be converted into a number of fully paid and nonassessable (subject to Section 17-607 of the Delaware Act) Common Units as is equal, subject to Section 5.7(g), to the number of Senior Units being so converted, multiplied by the sum of (A) the Senior Unit Liquidation Preference plus (B) any accumulated and unpaid Senior Unit Distributions to and including the date of conversion, with the product then divided by the Current Market Price of the Common Units as of the date of conversion.

                  (d) The holders of the Senior Units shall exercise the right to convert by the delivery of written notice, at the Partnership's principal place of business, during the applicable time period specified in (b) above, that the holder elects to convert all or a portion of the Senior Units represented by such Certificates and, subject to Section 5.7(i), specifying the name or names (with address) in which Certificates representing Common Units are to be issued. Upon the expiration of the applicable time period specified in (b) above, each converting holder of Senior Units shall be deemed to be the holder of record of the number of Common Units issuable upon conversion in accordance with (c) above, notwithstanding that the Certificates representing such Common Units shall not then actually be delivered to such Person. Upon notice from the Partnership, each holder of Senior Units so converted shall promptly surrender to the Partnership or the Transfer Agent, Certificates representing the Senior Units so converted, in proper transfer form. On the date of conversion, all rights with respect to the Senior Units so converted will terminate except for the right of holders to receive Certificates for the number of Common Units into which such Senior Units have been converted. If the date for the conversion of Senior Units into Common Units shall not be a Business Day, then such conversion shall occur on the next Business Day. Each Senior Unit shall be canceled by the General Partner upon its conversion.

                  (e)  During the  period  beginning  on the first of the twenty
(20) Trading Days immediately prior to the date of conversion through and including the date of conversion, the Partnership shall not take any action that will affect the Common Units, including, without limitation, the following:

                  (i) (A) make a redemption payment or make a distribution payable in Common Units on any class of Partnership Interest (which, for purposes of this Section 5.7(e) shall include, without limitation, any distributions in the form of options, warrants or other rights to acquire Partnership Interests) of the Partnership (other than the issuance of Common Units in connection with the payment in redemption for, of distributions on or the conversion of Senior Units); (B) subdivide the outstanding Common Units into a larger number of Common Units; (C) combine the outstanding Common Units into a smaller number of Common Units; (D) issue any of its Partnership Securities in a reclassification of the Common Units; or (E) set a Record Date with respect to any of the events described in (A) through (D);

                  (ii) issue to all holders of its Common Units rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) other than issuances of such rights, options or warrants if the holder of Senior Units would be entitled to receive such rights, options or warrants upon conversion at any time of Senior Units;

                  (iii) (A) other than distributions consistent with past practice, make a Pro Rata distribution to all holders of Common Units consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which paragraph (g) below applies), or (B) make a distribution to all holders of its Common Units consisting of evidences of indebtedness, its Partnership Interests other than Common Units or assets (including securities, but excluding those rights, options, warrants and distributions referred to in paragraphs (e)(i) or
         (e)(ii) above); or

                  (iv) issue or sell Common Units or securities convertible into or exchangeable for Common Units, or any options, warrants or other rights to acquire Common Units.

                  (f) No fractional Common Units shall be issued upon the conversion of any Senior Units. If more than one Senior Unit shall be surrendered for conversion at one time by the same holder, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate Senior Unit Liquidation Preference of the Senior Units so surrendered. If the conversion of any Senior Units results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Units as of the date of conversion shall be paid to such holder in cash by the Partnership.

                  (g) In the event of any (i) capital reorganization or reclassification or other change of outstanding Common Units, (ii) consolidation or merger of the Partnership with or into another Person in accordance with
Section 16.1(b) (other than a consolidation or merger in which the Partnership is the Surviving Business Entity and which does not result in any reclassification or change of outstanding Common Units) or (iii) sale or other disposition to another Person of all or substantially all of the assets of the Partnership, computed on a consolidated basis in accordance with Section 16.1(b) (any of the foregoing, a "Transaction"), lawful provision shall be made such that the Senior Units will be convertible only into the kind and amount of stock or other securities (of the Partnership or another issuer) or property or cash receivable upon such Transaction by a holder of the number of Common Units into which such Senior Units could have been converted immediately prior to such Transaction. The provisions of this Section 5.7(g) and any equivalent thereof in any governing document of the Surviving Business Entity similarly shall apply to successive Transactions.

                  (h) The Partnership shall not enter into any agreement that would prohibit the issuance of the number of Common Units as will from time to time be sufficient to permit the conversion of all outstanding Senior Units.

                  (i) The issuance or delivery of certificates for Common Units upon the conversion of Senior Units shall be made without charge to the converting holder of Senior Units for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the Senior Units converted; provided, however, that the Partnership shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Senior Units converted, and the Partnership shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Partnership the amount of such tax or shall have established to the reasonable satisfaction of the Partnership that such tax has been paid.

                  (j) The Partnership covenants that all Common Units which may be delivered upon conversion of Senior Units will be newly issued Common Units, will have been duly authorized and validly issued and will be fully paid and non-assessable (except as such non- assessability may be affected by Section 17-607 of the Delaware Act).

                  (k) The Common Units issued by the Partnership upon conversion of the Senior Units shall have, as a substantive manner in the hands of a subsequent holder, like intrinsic economic and federal income tax characteristics in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit then Outstanding.

         Section 5.8 Special Provisions Relating to the Special Limited Partners. Notwithstanding anything to the contrary set forth in this Agreement, the Special Limited Partners (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles VI and VII and (ii) have a Capital Account as a Partner pursuant to
Section 4.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than to Partners as specified pursuant to Sections 5.4,
14.3 and 14.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article V.

         Section 5.9 Special Provision Relating to FCI Common Units. Without the prior written consent of FCI and notwithstanding any other provision of this Agreement, neither the General Partner nor the Partnership shall declare a distribution on a Common Unit for any Quarter in an amount in excess of the Ceiling Quarterly Distribution if the Cumulative FCI Common Unit Arrearage is or will be, based on that Quarter's distribution, greater than zero.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

         Section  6.1   Management.

                  (a) The General  Partner shall conduct,  direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in
Section 3.1, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or the Operating Partnership, the lending of funds to other Persons (including, without limitation, the Operating Partnership, the General Partner and Affiliates of the General Partner) and the repayment of obligations of the Partnership and the Operating Partnership and the making of capital contributions to the Operating Partnership; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (vi) the distribution of Partnership cash;
(vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president,"

"secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership, the Operating Partnership and the Partners (including, without limitation, the assets of the Operating Partnership and the Partnership) as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; (xii) the entering into of listing agreements with The New York Stock Exchange, Inc. and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); (xiii) the purchase, sale or other acquisition or disposition of Units; and (xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner (including, without limitation, contributions or loans of funds by the Partnership to the Operating Partnership).

                  (b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Units hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreement, the Underwriting Agreement, the Contribution Agreement, the agreements and other documents filed as exhibits to the Registration Statement, and the other agreements described in or filed as a part of the Registration Statement, and the engaging by any Affiliate of the General Partner in business and activities (other than Restricted Activities) that are in direct competition with the business and activities of the Partnership and the Operating Partnership; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Units; and (iii) agrees that the execution, delivery or performance by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII), or the engaging by any Affiliate of the
General Partner in any business and activities (other than Restricted Activities) that are in direct competition with the business and activities of the Partnership and the Operating Partnership, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity. The term "Affiliate" when used in this Section 6.1(b) with respect to the General Partner shall not include the Partnership or any Subsidiary of the Partnership.

         Section 6.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

         Section  6.3   Restrictions on General Partner's Authority.
                        -------------------------------------------

                  (a) The General Partner may not, without written approval of the specific act by all of the Outstanding Common Units or by other written instrument executed and delivered by all of the Outstanding Common Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

                  (b) Except as provided in Articles XIV and XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, without the approval of the holders of at least a majority of the Outstanding Common Units; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of at least two-thirds of the Outstanding Common Units, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 6.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 11.2, 13.1 and
13.2 elect or cause the Partnership to elect a successor general partner of the Operating Partnership.

                  (c) Unless approved by the affirmative vote of the holders of at least two-thirds of the Outstanding Common Units (excluding for purposes of such determination Common Units owned by the General Partner and its Affiliates), the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XVI).

         Section  6.4   Reimbursement of the General Partner.
                        ------------------------------------

                  (a) Except as provided in this Section 6.4 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or the Operating Partnership.

                  (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

                  (c) Subject to Section 4.3(c), the General Partner in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof) may propose and adopt on behalf of the Partnership, employee benefit and incentive plans (including, without limitation, plans involving the issuance of Units), or issue Partnership Securities pursuant to any employee benefit or incentive plan maintained or sponsored by the General Partner or one of its Affiliates, in each case for the benefit of employees of the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnership. The Partnership agrees to issue and sell to the General Partner any Units or other Partnership Securities that the General Partner is obligated to provide to any employees pursuant to any such benefit or incentive plans. Expenses incurred by the General Partner in connection with any such plans (including the net cost to the General Partner of Units purchased by the General Partner from the Partnership to fulfill options or awards under such plans) shall be reimbursed in accordance with Section 6.4(b). Any and all obligations of the General Partner under any employee benefit or incentive plans adopted by the General Partner as permitted by this Section 6.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner Interest pursuant to
Section 11.2.

         Section  6.5   Outside Activities.
                        ------------------

                  (a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership, the Operating Partnership and any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by this Agreement or the Operating Partnership Agreement or described in or contemplated by the Registration Statement and (B) the acquisition, ownership or disposition of Partnership Interests in the Partnership or partnership interests in the Operating Partnership or any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for FCI and its Affiliates, and (iii) shall not and shall cause its Affiliates not to engage in any Restricted Activity.

                  (b) Except as described in Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or the Operating Partnership or anticipated to be engaged in by the Partnership, the Operating Partnership or otherwise, including, without limitation, in the case of any Affiliates of the General Partner those businesses and activities (other than Restricted Activities) in direct competition with the business and activities of the
Partnership or the Operating Partnership or otherwise described in or contemplated by the Registration Statement. Without limitation of and subject to the foregoing each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliates of the General Partner business interests and activities (other than Restricted Activities) in direct competition with the business and activities of the Partnership or the Operating Partnership, and none of the same shall constitute a breach of this Agreement or any duty to the Partnership, the Operating Partnership or any Partner or Assignee. Neither the Partnership, the Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of the General Partner, to compliance with Section 6.5(c)) and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Limited Partner or any other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other Partnership Securities in addition to those acquired by any of such Persons on the Closing Date, and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

                  (c) Subject to the terms of Sections 6.5(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the competitive activities of any Indemnitees (other than the General Partner) are hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the General Partner to permit an Affiliate of the General Partner to engage, or for any such Affiliate to engage, in business interests and activities (other than Restricted Activities) in preference to or to the exclusion of the Partnership.

                  (d) The term "Affiliates" when used in this Section 6.5 with respect to the General Partner shall not include the Partnership or any Subsidiary of the Partnership.

         Section 6.6 Loans to and from the General Partner; Contracts with Affiliates.

                  (a) The General Partner or any Affiliate thereof may lend to the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may borrow, funds needed or desired by the Partnership and the Operating Partnership for such periods of time as the General Partner may determine and (ii) the General Partner or any Affiliate thereof may borrow from the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may lend to the General Partner or such Affiliate, excess funds of the Partnership and the Operating Partnership for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the lending party's financial abilities or guarantees), by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership and the term "Operating Partnership" shall include any Affiliate of the Operating Partnership that is controlled by the Operating Partnership.

                  (b) The Partnership may lend or contribute to the Operating Partnership, and the Operating Partnership may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Operating Partnership interest at a rate greater than the rate that would be charged to the Operating Partnership (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Operating Partnership or any other Person.

                  (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

                  (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.1, 4.2 and 4.3, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

                  (f) The General Partner and its Affiliates will have no obligation to permit the Partnership or the Operating Partnership to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

                  (g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

         Section  6.7   Indemnification.

                (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, any Departing Partner and any Person who is or was an officer or director of the General Partner or any Departing Partner and all other Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, the General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

                  (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section  6.8   Liability of Indemnitees.
                        ------------------------

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

                  (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section  6.9   Resolution of Conflicts of Interest.
                        -----------------------------------

                  (a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval,
(ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including such Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including such Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

                  (b)   Whenever   this   Agreement   or  any  other   agreement
contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or
"discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Operating Partnership or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the Operating Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable Incentive Distributions or to hasten the expiration of the Arrearage Period.



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                  (c)  Whenever  a  particular   transaction,   arrangement   or
resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                  (d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of the Operating Partnership, to approve of actions by the general partner of the Operating Partnership similar to those actions permitted to be taken by the General Partner pursuant to this
Section 6.9.

         Section  6.10   Other Matters Concerning the General Partner.
                         --------------------------------------------

                  (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

         Section 6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of

24403075.11  31501 1113C 00649490

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this  Agreement;  provided,  however,  that the  General  Partner  shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership
impracticable)   to  be  vested  in  the   Partnership  as  soon  as  reasonably
practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

         Section 6.12 Purchase or Sale of Units. The General Partner may cause the Partnership to purchase or otherwise acquire Units; provided that, except
(a) as permitted pursuant to Section 11.6 and (b) in exchange for other Units or Partnership Securities that are junior in right of distribution and liquidation to the Senior Units, the General Partner may not cause the Partnership or any Subsidiary to directly or indirectly purchase or otherwise acquire Common Units or any other Units or Partnership Securities that are junior in right of distribution or liquidation to the Senior Units at any time during which any of the Senior Units are Outstanding. As long as Units are held by the Partnership or the Operating Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

         Section 6.13 Registration Rights of Ferrellgas and its Affiliates.

                  (a) If (i) Ferrellgas or any Affiliate of Ferrellgas (including, without limitation, for purposes of this Section 6.13, any Person that is an Affiliate of Ferrellgas at the date hereof notwithstanding that it may later cease to be an Affiliate of Ferrellgas) holds Units or other
Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the "Holder") to dispose of the number of Units or other securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of Ferrellgas or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not more than six months following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of Units or other securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 6.13(a); and provided further, that if the General Partner or, if at the time a request pursuant to this Section 6.13 is submitted to the Partnership, Ferrellgas or its Affiliate requesting registration is an Affiliate of the General Partner, the Audit Committee in connection with Special Approval determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification



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shall  be  required  in  any  jurisdiction  where,  as  a  result  thereof,  the
Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 6.13(c), all costs and expenses of any such
registration   and  offering   (other  than  the   underwriting   discounts  and
commissions) shall be paid by the Partnership, without reimbursement by the Holder.

                  (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 6.13(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

                  (c) If underwriters are engaged in connection with any registration referred to in this Section 6.13, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or



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alleged  untrue   statement  or  omission  or  alleged  omission  made  in  such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

                  (d) The provisions of Sections 6.13(a) and 6.13(b) shall continue to be applicable with respect to Ferrellgas (and any of Ferrellgas' Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other securities of the Partnership with respect to which it has requested during such two year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 6.13(c) shall continue in effect thereafter.

                  (e) Any request to register Partnership Securities pursuant to this Section 6.13 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

         Section 6.14 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the Partnership authorized by the General Partner to act on behalf and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.




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                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 7.1 Limitation of Liability. The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         Section 7.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 7.3 Outside Activities. Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Partnership. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

         Section 7.4 Return of Capital. No Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by
Article V or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of ss. 17-502(b) of the Delaware Act.

         Section 7.5 Rights of Limited Partners Relating to the Partnership.

                  (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;



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                  (ii) promptly  after becoming  available,  to obtain a copy of the Partnership's federal, state and local tax returns for each year;

                  (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

                  (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                  (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                  (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

                  (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Operating Partnership or could damage the Partnership or the Operating Partnership or that the Partnership or the Operating Partnership are required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 7.5).

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the
Partnership  in  the  regular  course  of  its  business,   including,   without
limitation, the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for both tax and financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.




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     Section 8.2 Fiscal Year. The fiscal year of the Partnership shall be August
1 to July 31. -----------

     Section 8.3 Reports.

                  (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

                  (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX

                                   TAX MATTERS

         Section 9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each calendar year, the tax information reasonably required by holders of Outstanding Units for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be August 1 to July 31.

         Section 9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.




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         Section 9.3 Tax  Controversies.  Subject to the provisions  hereof, the
General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the
Partnership's  affairs  by  tax  authorities,   including,  without  limitation,
resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

         Section 9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         Section 9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

         Section 9.6 Entity-Level Taxation. If legislation is enacted or the interpretation of existing language is modified which causes the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership or the Operating Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution or Third Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) 1 minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership or the Operating Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership or the Operating Partnership had been subject to such state and local taxes during such preceding taxable year.

         Section 9.7 Entity-Level Arrearage Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee in respect of Common Units held by such Person
(a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount



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so paid on behalf of, or withheld  with respect to, any such Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to Section 5.3; provided, however, in the discretion of the General Partner, such taxes (if pertaining to all such Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners; and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Common Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee with respect to Common Units held by such Person, the General Partner shall be authorized (but not required) upon the affirmative vote of the holders of at least a majority of the Outstanding Senior Units, if any, to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or
Assignees   with  respect  to  Common  Units  held  by  such  Person  when  such deficiencies arose, from such Persons. The payment of taxes by the Partnership on behalf of Limited Partners holding Senior Units will not satisfy the obligation of the Partnership to pay the Senior Unit Distribution.

         Section 9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership or the Operating Partnership is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership or the Operating Partnership to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X

                                  CERTIFICATES

         Section 10.1 Certificates. Upon the Partnership's issuance of Common Units or Senior Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Units in global or book-entry form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Units have been duly registered in accordance with the directions of the Partnership. The Partners holding Certificates evidencing Senior Units may exchange such Certificates for Certificates evidencing Common Units on or after



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the date on which such Senior Units are converted  into Common Units pursuant to the terms of Section 5.7(d). The General Partner Units need not be certificated, but upon request of the General Partner, may be represented by Certificates in the same manner as the Common Units or Senior Units.

         Section 10.2 Registration, Registration of Transfer and Exchange.

                  (a) The General Partner shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership shall execute, and in the case of Common Units, the Transfer Agent shall countersign, and deliver (or, in the case of Units issued in global or book-entry form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

                  (b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         Section  10.3   Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------

                  (a) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

                  (b) The General Partner on behalf of the Partnership shall execute, and upon its request, in the case of Common Units, the Transfer Agent shall countersign and deliver (or, in the case of Units issued in global or book-entry form, register in accordance with the rules and regulations of the Depositary) a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                  (i)  makes  proof  by   affidavit,   in  form  and   substance
         satisfactory  to  the  General  Partner,   that  a  previously   issued
         Certificate has been lost, destroyed or stolen;



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



                  (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

                  (c) As a condition to the issuance of any new Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

         Section 10.4 Record Holder. In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand, and such other Persons, on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.




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



                                   ARTICLE XI

                              TRANSFER OF INTERESTS

         Section  11.1   Transfer.

                  (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person, by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee or by which a Special Limited Partner holding an IDR assigns such IDR to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

                  (c) Nothing contained in this Article XI shall be construed to prevent a disposition by the parent entity of the General Partner of any or all of the issued and outstanding capital stock of the General Partner.

                  (d) Nothing contained in this Article XI, or elsewhere in this Partnership Agreement, shall preclude the settlement of any transactions involving Common Units entered into through the facilities of the New York Stock Exchange.

         Section 11.2 Transfer of the General Partner Interest. Except for a transfer by the General Partner of all, but not less than all, of its General Partner Interest to (a) an Affiliate of the General Partner or (b) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person, the transfer by the General Partner of all or any part of its General Partner Interest to a Person prior to July 31, 2004 shall be subject to the prior approval of at least a majority of the Outstanding Common Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates). Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and the Operating Partnership Agreement and to be bound by the provisions of this Agreement and the Operating Partnership Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or any of the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of the Operating Partnership. In the case of a transfer pursuant to and in compliance with this Section 11.2, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.



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         Section 11.3 Transfer of Units (other than General Partner Units).

                  (a) Units (other than General Partner Units) may be transferred only in the manner described in Section 10.2. The transfer of any Units (other than General Partner Units) and the admission of any new Partner shall not constitute an amendment to this Agreement.

                  (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

                  (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

                  (d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

         Section 11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner, Special Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) result in the taxation of the Partnership or the Operating Partnership as an association taxable as a corporation or otherwise subject the Partnership or the Operating Partnership to entity-level taxation for federal income tax purposes or (c) affect the Partnership's or the Operating Partnership's existence or qualification as a limited partnership under the Delaware Act.

         Section  11.5   Citizenship Certificates; Non-citizen Assignees.
                         -----------------------------------------------

                  (a) If the  Partnership  or the  Operating  Partnership  is or
becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with



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



the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

                  (b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

                  (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to
Section 14.4 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

                  (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2 the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

         Section  11.6   Redemption of Interests.
                         -----------------------

                  (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

                  (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.



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                  (ii) The aggregate redemption price for Redeemable Units shall
         be  an  amount  equal  to  the  Current   Market  Price  (the  date  of
         determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

                  (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                  (iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

                  (b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

                  (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

         Section 11.7 Transfer of IDRs. A Special Limited Partner holding IDRs may transfer any or all of the IDRs held by such Special Limited Partner. The General Partner shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of IDRs, consistent with the restrictions on transfer of Units provided for in this Agreement, and requirements for registering the transfer of IDRs as the General Partner, in its sole discretion, shall determine are necessary or appropriate including, without limitation, if the General Partner shall so determine, in its sole discretion, the right of the Partnership to redeem IDRs upon terms and conditions similar to those applicable to Units.




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                                   ARTICLE XII

                              ADMISSION OF PARTNERS

         Section 12.1 Admission of Initial Limited Partners. On the Initial Closing Date, the General Partner was admitted to the Partnership as a Limited Partner in respect of the Common Units and Subordinated Units issued to it and as a Special Limited Partner in respect of the IDRs issued to it, and the Underwriters were admitted to the Partnership as Initial Limited Partners.

         Section 12.2 Admission of Substituted Limited Partners. By transfer of a Unit (other than a General Partner Unit) in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate (other than a Certificate representing a General Partner Unit) shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (other than a General Partner Unit) (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

         Section 12.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or 13.2 or the transfer of the General Partner Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership and Operating Partnership without dissolution.




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         Section  12.4   Admission of Additional Limited Partners.
                         ----------------------------------------

                  (a) A Person  (other  than the  General  Partner,  an  Initial
Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted  to  the  Partnership  as  an  Additional  Limited  Partner  only  upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

                  (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

                  (c) Upon the issuance by the Partnership of Senior Units to WNGL pursuant to the WNGL Purchase Agreement and the execution and delivery in writing evidencing WNGL's acceptance of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 1.4, the General Partner shall admit WNGL to the Partnership as an Additional Limited Partner on the WNGL Closing Date.

         Section 12.5 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                  ARTICLE XIII

                        WITHDRAWAL OR REMOVAL OF PARTNERS

         Section  13.1   Withdrawal of the General Partner.
                         ---------------------------------

                  (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

                  (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this
         Section 13.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership);



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                  (ii) the General Partner  transfers all of its General Partner
         Interest pursuant to Section 11.2;

                  (iii) the General Partner is removed pursuant to Section 13.2;

                  (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition;
         (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

                  (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

                  (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

                  (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Standard Time, on July 31, 2004, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, provided, that prior to the effective date of such withdrawal the withdrawal is approved by the holders of at least two-thirds of the Outstanding Common Units (excluding for purposes of such determination Common Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight, Central Standard Time, on July 31, 2004, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90



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days' advance notice of its intention to withdraw to the Limited Partners,  such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the Operating Partnership. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), holders of at least a majority of the Outstanding Common Units (excluding for purposes of such determination Common Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is selected by the Limited Partners as provided herein, the Partnership, as the limited partner of the Operating Partnership, shall cause such Person to become the successor general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 14.1. Any successor General Partner elected in accordance with the terms of this Section
13.1 shall be subject to the provisions of Section 12.3.

         Section 13.2 Removal of the General Partner. The General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Common Units. Any such action by such Limited Partners for removal of the General Partner must also provide for the election of a successor General Partner by Limited Partners holding at least a majority of the Outstanding Common Units. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Article XII. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. If a Person is elected as a successor General Partner in accordance with the terms of this Section 13.2, the Partnership, as the limited partner of the Operating Partnership, shall cause such Person to become the successor general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The right of the Limited Partners holding Outstanding Common Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this
Section 13.2 shall be subject to the provisions of Section 12.3.

        ection 13.3 Interest of Departing Partner and Successor General Partner.


                  (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or
(ii) removal of the General Partner by the holders of Common Units under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its General Partner Interest and its partnership interest as the general partner in the Operating Partnership (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner



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is removed by the Limited Partners under  circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, and if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In
either  event,   the  Departing   Partner  shall  be  entitled  to  receive  all
reimbursements  due such Departing  Partner pursuant to Section 6.4,  including,
without  limitation,  any  employee-related   liabilities  (including,   without
limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the Operating Partnership. Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its General Partner Interest and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

         For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

                  (b) If the Combined Interest is not purchased in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

                  (c) If a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2 and the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.5(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners



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that is equal to its Percentage  Interest as the General Partner. In such event, such successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.

         Section 13.4 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

         Section 14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 13.1 or 13.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs should be wound up, upon:

                  (a)     the expiration of its term as provided in Section 1.5;

                  (b) an Event of Withdrawal of the General Partner as provided in Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or
13.2 and such successor is admitted to the Partnership pursuant to Section 12.3;

                  (c) an election to dissolve the Partnership by the General Partner that is approved by (i) the holders of at least a majority of the Outstanding Units other than the Senior Units and (ii) the holders of at least a majority of the Outstanding Senior Units (and all holders of Units hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of the Outstanding Units);

                  (d)  entry  of  a  decree  of  judicial   dissolution  of  the
Partnership pursuant to the provisions of the Delaware Act; or

                  (e) the sale of all or substantially all of the assets and properties of the Partnership and the Operating Partnership taken as a whole.

         Section 14.2 Continuation of the Business of the Partnership after Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 13.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 13.1 or 13.2, then within 90 days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi), then within 180 days thereafter, a majority



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of the Outstanding  Common Units may elect to  reconstitute  the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by a majority of the Outstanding Common Units. Upon any such election by a majority of the Outstanding Common Units, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                  (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

                  (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Common Units in the manner provided in Section 13.3(b); and

                  (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided, that the right of a majority of Outstanding Common Units to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

         Section 14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in
Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the holders of at least a majority of the Outstanding Common Units, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of at least a majority of the Outstanding Common Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject



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to all of the  applicable  limitations,  contractual  and  otherwise,  upon  the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

                  (b) to all Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

         Section 14.4 Distributions in Kind.  Notwithstanding  the provisions of
Section 14.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         Section 14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.




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



         Section 14.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         Section 14.7 Return of Capital Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         Section 14.8 Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

         Section 14.9 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV

                       AMENDMENT OF PARTNERSHIP AGREEMENT;
                              MEETINGS; RECORD DATE

         Section 15.1 Amendment to be Adopted Solely by General Partner. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners, Special Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                  (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

                  (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

                  (c) a change that, in the sole discretion of the General Partner, is necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that neither the Partnership nor the Operating Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;



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                  (d) a change (i) that,  in the sole  discretion of the General
Partner, does not adversely affect the Limited Partners in any material respect,
(ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners, (iii) that is necessary or desirable to implement certain tax-related provisions of the Partnership Agreement, or (iv) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

                  (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the sole discretion of the General Partner, are necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, without limitation, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

                  (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

                  (g) subject to the terms of Section 4.3, an amendment that, in the sole discretion of the General Partner, is necessary or desirable in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.3;

                  (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

                  (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

                  (j) an amendment that, in the sole discretion of the General Partner, is necessary or desirable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1;

                  (k)  any  amendment  to  clause  (a)  of  the   definition  of
"Arrearage Period" that results in the extension of the Arrearage Period; or

                  (l)  any  other  amendments   substantially   similar  to  the
foregoing.



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         Section 15.2 Amendment Procedures. Except as provided in Sections 15.1,
15.3 and 15.13, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. A proposed amendment shall be effective upon its approval by the holders of at least a majority of the Outstanding Common Units, unless a greater or different percentage is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Common Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Common Units or call a meeting of the holders of Common Units to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

         Section  15.3   Amendment Requirements.
                         ----------------------

                  (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

                  (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, (ii) enlarge the obligations of the General Partner without its consent, which may be given or withheld in its sole discretion,
(iii) modify the amounts distributable, reimbursable or otherwise payable to the General Partner by the Partnership or the Operating Partnership, (iv) change
Section 14.1(a) or (c), (v) restrict in any way any action by or rights of the General Partner as set forth in this Agreement or (vi) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

                  (c) Except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in Section 15.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than a majority of the Outstanding Units of the class affected (excluding for purposes of such determination Units owned by the General Partner and its Affiliates).

                  (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1 and except as otherwise provided by Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 95% of the Outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner or any limited partner of the Operating Partnership under applicable law.



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                  (e) This  Section 15.3 shall only be amended with the approval of the holders of not less than 95% of the Outstanding Common Units.

         Section 15.4 Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article
XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

         Section 15.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

         Section 15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

         Section 15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

         Section 15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing



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such quorum who were present in person or by proxy and entitled to vote,  sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

         Section 15.9 Quorum. The holders of two-thirds of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a majority in interest of such Units, in which case the quorum shall be a majority (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding Units of the class or classes for which the meeting was called represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

         Section 15.10 Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.




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         Section 15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote thereon were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

         Section  15.12   Voting and Other Rights.
                          -----------------------

                  (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

                  (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

                  (c) With respect to any vote or act that may be taken by the Record Holders of the Outstanding Common Units as specified in this Agreement, each Outstanding Common Unit shall be entitled to one (1) vote per that Outstanding Common Unit. The Record Holders of the Outstanding Common Units shall always vote together as a class upon any matter which they have the right to vote or act pursuant to this Agreement.



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         Section  15.13  Voting  Rights of Senior  Units.  Except as provided in
Sections  4.3(c)(i),  9.7, 14.1, 15.3(c),  16.1(b),  17.1, this Section 15.13 or otherwise as required by law, the Senior Units shall have no voting rights. So long as any Senior Units remain outstanding, unless a greater percentage shall then be required by law, the Partnership shall not, without the approval of the holders of at least a majority of the Outstanding Senior Units voting separately as a class, (i) amend the Partnership Agreement so as to affect adversely the specified rights, preferences or privileges of the Senior Units, including any amendment made in order to issue additional Senior Units other than as provided for in this Agreement as in effect on the WNGL Closing Date, (ii) except as permitted pursuant to Section 6.12 and Section 11.6, purchase, redeem or otherwise acquire for value any Common Units or (iii) permit any of its Subsidiaries to issue equity interests to any Person (other than the Partnership and its Subsidiaries and an interest not to exceed a percentage equal to one percent divided by ninety-nine percent to the General Partner). The holders of at least a majority of the Outstanding Senior Units, voting separately as one class, may waive compliance with any provision of this Agreement. In exercising any voting rights provided for in this Agreement, each Outstanding Senior Unit shall be entitled to one vote.

         Section 15.14 Amendment of Arrearage Requirements. Without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in Section 15.1 with respect to the interests of the Common Units:

                  (a) any amendment to the provisions of this Agreement related to the Arrearage Period or the Arrearage that would reasonably be expected to have a material adverse effect on the rights or preferences of the Outstanding Common Units (other than the FCI Common Units) must be approved by the holders of not less than a majority of the Outstanding Common Units (excluding for purposes of such determination the FCI Common Units); and

                  (b) any amendment to the provisions of this Agreement related to the Arrearage Period or the Arrearage that would reasonably be expected to have a material adverse effect on the rights or preferences of the Outstanding FCI Common Units must be approved by FCI or the holder of the last FCI Common Unit as specified in Section 4.5(c).


                                   ARTICLE XVI

                                     MERGER

         Section 16.1 Authority. (a) Subject to (b) below, the Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XVI;

                  (b) Without the approval of the holders of at least the majority of the Outstanding Senior Units, the Partnership shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its or the Operating Partnership's (which includes the sale by the



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Partnership of its limited partnership  interests in the Operating  Partnership)
assets to, another Person unless: (A) either (1) the Partnership is the Surviving Business Entity or (2) the Person (if other than the Partnership) formed by such consolidation or into which the Partnership is merged or to which the properties and assets of the Partnership or Operating Partnership are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be an entity organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Partnership under this Agreement, the WNGL Purchase Agreement and the WNGL Registration Rights Agreement with respect to the Senior Units; and (B) if the Partnership is not the Surviving Business Entity, the Senior Units shall be converted into or exchanged for and shall become equity interests of such Surviving Business entity, having in respect of such Surviving Business Entity the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Senior Units had immediately prior to such transactions.

         Section 16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article XVI requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests, securities or rights are to receive in exchange for, or upon conversion of, their general or limited partnership interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;



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                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

         Section 16.3 Approval by Holders of Common Units of Merger or Consolidation.

                  (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners holding Common Units whether at a meeting or by written consent, in either case in accordance with the requirements of Article
XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

                  (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Common Units unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Common Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement; provided that, in the case of a merger or consolidation in which the surviving entity is a corporation or other entity intended to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, if in the opinion of the General Partner it is necessary to effect, in contemplation of such merger or consolidation, an amendment that would otherwise require a vote pursuant to
Section 15.3(d), no such vote pursuant to Section 15.3(d) shall be required unless such amendment by its terms will be applicable to the Partnership in the event the merger or consolidation is abandoned or unless such amendment will be applicable to the Partnership during a period in excess of ten days prior to the merger or consolidation.

                  (c) After such approval by vote or consent of the holders of the Common Units, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         Section 16.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         Section  16.5   Effect of Merger.
                         ----------------

                  (a)      At the effective time of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVII

                             RIGHT TO ACQUIRE UNITS

         Section  17.1   Right to Acquire Units.
                         ----------------------

                  (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall, upon the approval of the holders of at least a majority of the Outstanding Senior Units, have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 17.1(b) is mailed, and (y) the highest cash price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) is mailed.

                  (b) If the  General  Partner,  any  Affiliate  of the  General
Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to Section 17.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a)) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and XIV).

                  (c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

         Section  17.2   Right to Acquire Senior Units.
                         -----------------------------

                  (a) Notwithstanding any other provision of this Agreement, the Partnership shall have the right, which it may assign to any of its Affiliates, exercisable in its sole discretion, to purchase for cash, in whole or in part, at any time or from time to time, Senior Units at the Senior Unit Redemption Price. The right of the Partnership and its permitted assigns to purchase

Outstanding Senior Units at the Senior Unit Redemption Price shall not apply to Common Units issued upon conversion of the Senior Units in accordance with
Section 5.7; provided, however, that the Partnership and its permitted assigns shall have the right to exercise such right at any time prior to the date of conversion.

                  (b) If the Partnership or its permitted assigns exercises the right to purchase Senior Units granted pursuant to Section 17.2(a), the Partnership shall deliver or cause to be delivered to the holder or holders of Senior Units, a Senior Unit Redemption Notice at least three, but not more than thirty (30) Business Days prior to the Senior Unit Redemption Date.

                  (c) On or prior to the Senior Unit Redemption Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent (or if all of the Outstanding Senior Units are held by one Holder (including Affiliates of such Holder), pay to such Holder and its Affiliates) cash in an amount sufficient to pay the aggregate Senior Unit Redemption Price of all of the Senior Units acquired pursuant to this Section
17.2. On the Senior Unit Redemption Date, each holder of Senior Units shall surrender the Certificates representing the number of Senior Units set forth in the Senior Unit Redemption Notice, in proper transfer form, in the manner and place designated in such notice. On the Senior Unit Redemption Date, the Senior Unit Redemption Price shall be payable in cash to the person whose name appears on such Certificates as the owner thereof, and, if purchased by the Partnership and not any of its Affiliates, each surrendered Certificate shall be canceled and retired. In the event that less than all of the Senior Units represented by any such Certificates are being acquired by the Partnership or any of its Affiliates, new Certificates shall be issued representing the number of Senior Units to remain Outstanding.

                  (d) On and after the Senior Unit Redemption Date, unless the Partnership or any of its Affiliates defaults in the payment in full of the Senior Unit Redemption Price, all distributions on the Senior Units to be purchased shall cease, and all rights associated with the Senior Units to be purchased shall terminate other than the right to receive the Senior Unit Redemption Price.

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

         Section 18.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

         Section 18.2 References. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 18.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section  18.6  Integration.   This  Agreement  constitutes  the  entire
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 18.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 18.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 18.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

         Section 18.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         Section 18.11 Invalidity of Provisions . If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.



24403075.11  31501 1113C 00649490

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  GENERAL PARTNER:

                                       FERRELLGAS, INC.

                                       By:  /s/ Kevin T. Kelly
                                            -------------------------------
                                            Name: Kevin T. Kelly
                                            Title: Senior Vice President and CFO


                                  LIMITED PARTNERS:

                                            All Limited Partners  admitted as
                                            limited partners of the Partnership,
                                            pursuant to Powers of Attorney
                                            now and  hereafter  executed in
                                            favor of, and granted and delivered
                                            to, the General Partner.

                                            By:     FERRELLGAS, INC.
                                                    General Partner, as
                                                    attorney-in-fact for all
                                                    Limited Partners pursuant to
                                                    the Powers of Attorney
                                                    granted pursuant to
                                                    Section 1.4.

                                            By:   /s/ Kevin T. Kelly
                                                  ------------------------
                                                  Name: Kevin T. Kelly
                                                  Title: Senior Vice President
                                                         and CFO

                                    EXHIBIT A
                 to the Third Amended and Restated Agreement of
                             Limited Partnership of
                            FERRELLGAS PARTNERS, L.P.

                       Certificate Evidencing Common Units
                     Representing Limited Partner Interests
                            FERRELLGAS PARTNERS, L.P.

No.                        Common Units

     FERRELLGAS, INC., a Delaware corporation, as the General Partner of FERRELLGAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that
          (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Third Amended and Restated Agreement of Limited Partnership of FERRELLGAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Liberty Plaza, Liberty, Missouri 64068. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:
        ------------------------------
Countersigned and Registered by:            FERRELLGAS, INC.,
                                            as General Partner


                                            By:
------------------------------                  ------------------------------
Transfer Agent and Registrar                    President


                                            By:
------------------------------                  ------------------------------
Authorized Signature                            Secretary




                               Page 1 of Exhibit A

[Reverse of Certificate]

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-  as tenants in common                 UNIF GIFT MIN ACT-
TEN ENT-  as tenants by the entireties         ..........Custodian..............
JT TEN-   as joint tenants with right of       (Cust)                    (Minor)
          survivorship and not as              under Uniform Gifts to Minors
          tenants in common                    Act............................
                                                          State


    Additional abbreviations, though not in the above list, may also be used.


                           ASSIGNMENT OF COMMON UNITS
                                       in
                            FERRELLGAS PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF FERRELLGAS PARTNERS, L.P.

         You have acquired an interest in Ferrellgas Partners, L.P., One Liberty Plaza, Liberty, Missouri 64068, whose taxpayer identification number is 43-1698480. The Internal Revenue Service has issued Ferrellgas Partners, L.P. the following tax shelter registration number 94201000010:

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

        You must report the registration number as well as the name and taxpayer identification number of Ferrellgas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

         If you transfer your interest in Ferrellgas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Ferrellgas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the



                               Page 2 of Exhibit A
imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE  OF  A  REGISTRATION   NUMBER  DOES  NOT  INDICATE  THAT  THIS
INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

24403075.11  31501 1113C 00649490

                               Page 3 of Exhibit A

       FOR VALUE RECEIVED,                    hereby assigns, conveys, sells and
                             ------------------
transfers unto
               -----------------------------------------------------------------



---------------------------------------   --------------------------------------
(Please print or typewrite name and       Please insert Social Security or other
address of Assignee)                      identifying number of Assignee)


                             Common Units representing limited partner interests
------------------------------
evidenced by this Certificate, subject to the Partnership Agreement, and does
hereby irrevocably constitute and appoint                                 as its
                                          ------------------------------
attorney-in-fact with full power of substitution to transfer the same on the books of Ferrellgas Partners, L.P.


Date:                                  NOTE:  The signature to any endorsement
       -------------------             hereon must correspond with the name as
                                       written upon the face of this Certificate
                                       in every particular, without alteration,
                                       enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED
BY A MEMBER FIRM OF THE
                                         ---------------------------------------
NATIONAL ASSOCIATION OF                             (Signature)
SECURITIES DEALERS, INC. OR BY A
COMMERCIAL BANK OR TRUST
                                         ---------------------------------------
COMPANY                                             (Signature)

SIGNATURE(S) GUARANTEED

         No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

               --------------------------------------------------





                               Page 4 of Exhibit A

                    APPLICATION FOR TRANSFER OF COMMON UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) grants the powers of attorney provided for in the Partnership Agreement and (d) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

         Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


Date:
       --------------------              ---------------------------------------
                                                    Signature of Assignee


-------------------------------------    ---------------------------------------
Social Security or other identifying            Name and Address of Assignee
number of Assignee


--------------------------------------
             Purchase Price
     including commissions, if any


Type of Entity (check one)

              Individual           Partnership                      Corporation
--------------          -----------            ----------------------
                    Trust           Other (specify)
--------------------     -----------               --------------------

Nationality (Check One):

           U.S. Citizen, Resident or Domestic Entity
---------

          Foreign Corporation, or            Non-resident alien
---------                          ---------

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest holder).



                               Page 5 of Exhibit A

Complete Either A or B:

     A. Individual Interest Holder

         1. I am not a non-resident alien for purposes of U.S. income taxation.

         2. My U.S. taxpayer identifying number (Social Security Number) is.

            ---------------------------

         3. My home address is

            ---------------------------------------------------------------.

     B. Partnership, Corporate or Other Interest-Holder

         1.                                        is not a
             -------------------------------------
                      (Name of Interest-Holder)

             foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2. The interest-holder's U.S. employer identification number is

            ---------------------------

        3. The  interest-holder's  office address and place of incorporation (if
           applicable) is                      .

           ---------------------------------------------------------------------

     The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

     The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

--------------------------------------------------------------------------------
                            (Name of Interest-Holder)

--------------------------------------------------------------------------------
                               Signature and Date

--------------------------------------------------------------------------------
                              Title (if applicable)




                               Page 6 of Exhibit A

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.





                               Page 7 of Exhibit A

                                    EXHIBIT B
                               to the Agreement of
                             Limited Partnership of
                            FERRELLGAS PARTNERS, L.P.

                       Certificate Evidencing Senior Units
                     Representing Limited Partner Interests
                            FERRELLGAS PARTNERS, L.P.

No.________ Senior Units

     FERRELLGAS, INC., a Delaware corporation, as the General Partner of FERRELLGAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ____________________ (the "Holder") is the registered owner of _____ Senior Units representing limited partner interests in the Partnership (the "Senior Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Senior Units represented by this Certificate. The rights, preferences and limitations of the Senior Units are set forth in, and this Certificate and the Senior Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Third Amended and Restated Agreement of Limited Partnership of FERRELLGAS PARTNERS, L.P., as
amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Liberty Plaza, Liberty, Missouri 64068. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.


Dated:
      -----------------

                                       FERRELLGAS, INC.,
                                       as General Partner

                                       By:
                                          --------------------------------------
                                                       President


                                       By:
                                          --------------------------------------
                                                       Secretary



1076119.3



                               Page 1 of Exhibit B

[Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-  as tenants in common               UNIF GIFT MIN ACT-
TEN ENT-  as tenants by the entireties       .........Custodian.......
JT TEN-   as joint tenants with right of     (Cust)            (Minor)
          survivorship and not as            under Uniform Gifts to Minors
          tenants in common                  Act......................
                                                         State


    Additional abbreviations, though not in the above list, may also be used.


                           ASSIGNMENT OF SENIOR UNITS
                                       in
                            FERRELLGAS PARTNERS, L.P.

               IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF FERRELLGAS PARTNERS, L.P.

                  You have acquired an interest in Ferrellgas Partners, L.P., One Liberty Plaza, Liberty, Missouri 64068, whose taxpayer identification number is 43-1698480. The Internal Revenue Service has issued Ferrellgas Partners, L.P. the following tax shelter registration number 94201000010:

                  YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

                  You must report the registration number as well as the name and taxpayer identification number of Ferrellgas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

                  If you transfer your interest in Ferrellgas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Ferrellgas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result



                               Page 2 of Exhibit B
in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

                  ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.



                               Page 3 of Exhibit B

      FOR VALUE RECEIVED,                     hereby assigns, conveys, sells and
                         --------------------
transfers unto
              ------------------------------------------------------------------

------------------------------------     ---------------------------------------
   (Please print or typewrite name       (Please insert Social Security or other
       and address of Assignee)               identifying number of Assignee)

                             Senior Units representing limited partner interests
---------------------------
evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint
                                           ------------------------------------
as its attorney-in-fact with full power of substitution to transfer the same on the books of Ferrellgas Partners, L.P.


Date:                       NOTE:  The signature to any endorsement hereon must
     -----------------      correspond with the name as written upon the face of
                            this Certificate in every particular, without alteration, enlargement or change.


                                ---------------------------------------------
                                               (Signature)

         No transfer of the Senior Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Senior Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Senior Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Senior Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Senior Units.






                               Page 4 of Exhibit B

                    APPLICATION FOR TRANSFER OF SENIOR UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Senior Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) grants the powers of attorney provided for in the Partnership Agreement and (d) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

         Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
    -------------------                  ---------------------------------------
                                                  Signature of Assignee

------------------------------------     ---------------------------------------
Social Security or other identifying            Name and Address of Assignee
        number of Assignee

------------------------------------
           Purchase Price
    including commissions, if any

Type of Entity (check one)

             Individual           Partnership                        Corporation
-------------          -----------           ------------------------
                    Trust           Other (specify)
--------------------     -----------               --------------------

Nationality (Check One):

          U.S. Citizen, Resident or Domestic Entity
---------
          Foreign Corporation, or            Non-resident alien
---------                         ---------

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest holder).

Complete Either A or B:



                               Page 5 of Exhibit B

     A. Individual Interest Holder

         1. I am not a non-resident alien for purposes of U.S. income taxation.

         2. My U.S. taxpayer identifying number (Social Security Number) is.

            ------------------------------------

         3. My home address is

            ---------------------------------------------------------------.

     B. Partnership, Corporate or Other Interest-Holder

         1.                                                             is not a
             ----------------------------------------------------------
              (Name of Interest-Holder)

             foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2. The interest-holder's U.S. employer identification number is

            -------------------------------------------------------------------.

         3. The interest-holder's office address and place of incorporation
            (if applicable) is
                               ------------------------------------------------.

     The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

     The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

--------------------------------------------------------------------------------
                            (Name of Interest-Holder)

--------------------------------------------------------------------------------
                               Signature and Date

--------------------------------------------------------------------------------
                              Title (if applicable)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or



                               Page 6 of Exhibit B
dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Senior Units shall be made to the best of the Assignee's knowledge.





                               Page 7 of Exhibit B

                           Form of Election to Convert

To Ferrellgas Partners, L.P.

         The undersigned owner of the Senior Units evidenced by this Certificate hereby exercises the option to convert all such Senior Units, or the number of Senior Units below designated, into Common Units of Ferrellgas Partners, L.P. in accordance with the terms of the Partnership Agreement referred to in this Certificate, and directs that the Common Units issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If Common Units are to be issued in the name of person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of accumulated and undistributed distributions accompanies this Certificate.


Dated:
        ------------------
Number of Senior Units to be converted:

---------------

                                        ----------------------------------------
                                        Signature (for conversion  only)

                                        If Common Units are to be issued and
                                        registered otherwise than to the
                                        registered Holder named above, please
                                        print or typewrite name and address,
                                        including zip code, and social security
                                        or other taxpayer identification number.






                               Page 8 of Exhibit B